ALDA Pharmaceuticals Corp. 635 Columbia Street, New Westminster, British Columbia, V3M 1A7 Telephone: 604-521-8300; Facsimile: 604-521-8322

Form 51-102F1

Management’s Discussion & Analysis

For the nine month period ended

March 31, 2009

June 1, 2009

The statements contained in this report that are not purely historical are forward-looking statements. “Forward looking statements ” include statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward looking statements include: statements regarding future products or products or product development; statements regarding future selling, general and administrative costs and research and development spending; and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.1

DATE

This Management Discussion and Analysis (“MD&A”) is dated June 1, 2009 and should be read in conjunction with the consolidated financial statements of ALDA Pharmaceuticals Corp. (“ALDA” or the “Company”) for the nine month period ended March 31, 2009. All financial information is expressed in Canadian dollars and is prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).

The financial statements have been prepared on a going concern basis, according to Section 1400 of the Canadian Institute of Chartered Accountants (“CICA”), which assumes the realization of assets and settlement of liabilities in the normal course of the business. The Company has yet to achieve a level of revenues adequate to achieve profitability. The application of the going concern assumption is dependent on management’s ability to successfully execute its business plan, to secure sufficient financing, and to develop profitable operations. Management of the Company believes that it will succeed in meeting those objectives, allowing the continued operation of the company. Additional equity or debt-based financing is required to continue the Company’s operations and pursue therapeutic developments.

1.2

OVERALL PERFORMANCE

On November 13, 2003, ALDA Pharmaceuticals Corp., formerly Duft Biotech Capital Ltd., completed the acquisition of the assets of 513947 BC Ltd., formerly ALDA Pharmaceuticals Inc., (“the Qualifying Transaction”) and a $1.2 Million financing arranged by Canaccord Capital Corporation (“the Financing”). ALDA trades on the TSX Venture Exchange in Vancouver, Canada under the symbol “APH” and on the OTC BB under the symbol “APCSF”.

ALDA has developed a patented infection control formulation, referred to as T36®, a mixture of ethanol, o-phenylphenol, benzalkonium chloride and other ingredients (including lemon fragrance and water). All of these component chemicals are bio-degradable.

Manufacturing and sales agreements

Canada

On October 4, 2005 the Company signed a manufacturing agreement with Norwood Packaging Ltd. (“Norwood”) of Surrey British Columbia, Canada to manufacture its T36® Disinfectant antibacterial product. On June 18, 2008, both the Company and Norwood agreed to waive the 90-day notice period required in the agreement and to terminate the agreement. For future orders, ALDA will provide Norwood with purchase orders and pay Norwood according to the standard payment terms that Norwood provides to its other customers. The Company has also started to use other manufacturers and, on February 23, 2009, the Company entered into a non-binding Letter of Intent to purchase all of the business and undertakings of a pharmaceutical manufacturing firm.

An agreement between Group 270 Sales and Marketing Inc. (“Group 270”) and ALDA was established on November 17, 2006 in which Group 270 will assist ALDA in selling ALDA’s products in the retail market. To accomplish this, Group 270 will undertake market research and a competitive analysis to estimate total annual volume in the area of personal disinfectants, estimate annual sales volumes, establish the pricing structure for retail and establish a roll out strategy to national retail chains, such as Shoppers Drug Mart, Loblaws, Wal-Mart and Zellers, sourcing and engaging a third party logistics company for order fulfillment, establish EDI and order processing development.

On August 22, 2008 Group 270 and the Company mutually agreed that Group 270 will be compensated at the rate of $100 per hour rather than receiving a monthly retainer. In the event that both ALDA and Group 270 mutually agree that there is sufficient reason to continue the payment, it will remain in effect on a month to month basis until the payment of a commission rate of 8% of net sales exceeds the $1,500 per month. At that time the monthly payment will cease and Group 270 will receive only the commission.

The agreement may be terminated if either party provides the other party with 60 days written notice, by either party if there has been a breach of any provision of the agreement and thirty (30) days has elapsed from the date that written notice has been sent to the party in breach by the other party or at the option of either party, if the other party becomes insolvent; violates the laws, regulations, rules, or statutes of any government; ceases doing business; makes an assignment for the benefit of creditors; or commits an act of bankruptcy. A failure by either party to exercise any right hereunder shall not operate as a waiver of such right and all remedies contained within the agreement shall be cumulative.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Manufacturing and sales agreements (continued)

China

On October 6, 2004, ALDA entered into an agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”) to manufacture and distribute ALDA’s products Fujian province in China. On August 31, 2006, an agent acting on behalf of Fuzhou (“the Agent”), received a Certificate of Approval from the Fujian Centre of Disease Control for T36® Disinfectant after the product passed all of the required tests. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer. The Certificate of Approval allowed the Agent to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. On April 19, 2007, a manufacturing certificate (Certificate of Approval (Health ID. No. 0109) was granted to the Agent in China for a period of four years from April 19, 2007 to April 18, 2011 and is renewable by filing an application for renewal 6 months before the expiry date.

In May 25, 2007, ALDA’s agent in China established a new company, He-Yi She Ye Limited (“He-Yi”) and the agreement with Fuzhou was transferred to He-Yi and expanded to cover marketing in all of China. The agreement with He-Yi provides that ALDA will provide He-Yi with all information that ALDA has at its disposal to assist with the registration of ALDA’s products in China. In the agreement, it is stated that He-Yi would be responsible for procuring all necessary government approvals for ALDA’s products within 6 months from the time all technical data to support the application is provided by ALDA Pharmaceuticals Corp. Quarterly reports on the progress of the approvals were to be provided to ALDA by He-Yi. Extensions could be requested by He-Yi to procure all necessary government approvals and would not be unreasonably refused by ALDA for recurring periods of 3 months if He-Yi was employing its best efforts in obtaining the registration of the ALDA products in China and was providing quarterly reports as required or if more time was required by ALDA Pharmaceuticals Corp. to obtain information required by He-Yi. As noted above, He-Yi has now fulfilled its obligations to register T36® Disinfectant for sale in China.

Under the terms of the agreement, ALDA Pharmaceuticals Corp. was to provide He-Yi with the specifications required for He-Yi to provide a manufacturing facility suitable for the manufacturing of ALDA’s products. He-Yi was to provide a fully equipped manufacturing facility according to the specifications provided by ALDA and to produce the ALDA products subject to He-Yi employing its best efforts to obtain the space, materials and equipment specified by ALDA. He-Yi has the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship. As announced in a news release distributed by the Company on May 29, 2008, He-Yi has fulfilled its obligation to establish a manufacturing facility.

The Agreement is effective until April 18, 2011 (“the Initial Term”). Upon expiration of the Initial Term, the Agreement may be renewed for additional periods, (“the Renewals”) provided that ALDA and He-Yi have each met all of their obligations under the Agreement and provided that He-Yi is able to obtain renewals of the Certificate of Approval (Health ID. No. 0109) that has been granted by the Ministry of Health of the People’s Republic of China and expires on April 18, 2011. Any renewals will reflect current market conditions in the territory served by He-Yi at the time the Renewals are granted and the time periods of any Renewals will be the same as the corresponding time periods of the renewals of the Certificate

For the first 3 years after production is started by He-Yi and within 6 months after production is started by He-Yi, ALDA and He-Yi are to establish minimum sales levels and, thereafter, after each new distributorship is established.

He-Yi will pay ALDA a royalty, based on the gross revenues received by He-Yi for all of ALDA’s products sold in China as follows:

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5% during the first and second year after production is started by He-Yi,

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8% during the third year,

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6% after a doubling of sales over the sales achieved in the second year has occurred.

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He-Yi will pay ALDA a 10% royalty based on the gross revenues received by He-Yi for all of ALDA’s products sold by He-Yi outside of China.

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All royalties will be paid monthly within 30 days after each month end.

ALDA, at ALDA’s discretion, will have the right to buy product from He-Yi. At the request of ALDA and with the authorization of ALDA, He-Yi agrees to direct ship ALDA’s products for ALDA, at ALDA’s expense, to anywhere in the world.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

 Manufacturing and sales agreements (continued)

As of the date of this report, the agreement is in good standing. On April 8, 2008, the Company announced that He-Yi had secured four contracts for the distribution of T36® Disinfectant in China. Evergreen Health Care committed to minimum sales of 1 million RMB in Hong Kong and Macau for a period of one year, Jin Wei Kai Medical Technology Limited and Jin Qin Scientific Development Ltd. to 4.8 Million RMB each over three years in northern China (Beijing) and central China (Wu Hang), respectively, and Wondfo Biotech Co. Ltd. to 3 million RMB in southern China (Guang Zhou) over three years. The total sales potential of all four contracts is 13.6 Million RMB or nearly CDN $2 million at the current exchange rate. The Company will realize a royalty as described above on any sales achieved by He-Yi. On May 29, 2008, the Company announced that the manufacturing facility set up in China by He-Yi was operational and that the first production runs had started. In addition, a pilot batch of the T36® formulation that was manufactured by He-Yi passed the quality control and efficacy tests. As of the date of this report, the agreement is in good standing.

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United States

On December 13, 2007, the Company announced that the services of Brand Institute, Inc. had been engaged to assist with marketing efforts in the US and internationally, particularly with the development of the retail and therapeutic applications of the T36® technology. The Company saw a need to align its marketing efforts with its anticipated European and FDA product registrations and the proposed listing of its shares in the US. Due to its US and international presence, Brand Institute, Inc. was selected to work with the Company in its targeted markets. Brand Institute, Inc. offers pharmaceutical naming, packaging and labeling, trade marking and market research services, as well as global regulatory insight provided by former key officials from the FDA and Health Canada. With offices in the US, Europe and Asia, Brand Institute Inc. will provide strategic and regulatory assistance to the Company as it establishes its presence in markets outside of Canada. Brand Institute is also assisting the Company with the re-design of its website and with other aspects of its retail marketing program, such as label design and graphics.

No other active sales or manufacturing agreements are in place.

Patents

The Company is attempting to patent or secure proprietary protection for the specific combination and manufacturing of the T36® formulation although the ingredients are all common chemical compounds.

The Patent Cooperation Treaty (PCT) is an international patent law treaty established in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its Contracting States, which includes each jurisdiction specified below. A patent application filed under the PCT is called an “international application” or “PCT application”. A single filing of an international application is made with a Receiving Office (RO) in one language. It then results in a search being performed by an International Searching Authority (ISA), accompanied with a written opinion regarding the patentability of the invention which is the subject of the application. Optionally, this is followed by a preliminary examination, performed by an International Preliminary Examining Authority (IPEA). The PCT does not lead to the grant of an "international patent", which does not exist, but rather, national patent examinations that are handled by each relevant national or regional authority. For example, in Canada, the US, China, Australia and Singapore, there are national patent offices whereas, in Europe, the European Patent Office handles the national phase for its member states.

API filed patent application #PCT/CA2002/001284, “A wide spectrum disinfectant”, on August 20, 2002. All rights to the patent application were transferred from API to the Company on completion of the Qualifying Transaction on November 13, 2003. A summary of subsequent events is presented below.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Patents (continued)

Canada

On February 18, 2005 the Canadian Intellectual Property Office (“CIPO”) received the PCT patent application and assigned it Patent Application Number 2,495,938. On August 17, 2007, the Company filed a Request for Examination with CIPO. On September 24, 2007 the Company filed a Voluntary Amendment to the patent application filed with CIPO. The proposed amendments expanded the claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 4, 2007, the Company was notified that CIPO had acknowledged a request by the Company to examine the patent application. Since the process of examination can take two years, for a fee of $500, the Company requested an Expedited Examination on November 7, 2007 to reduce the response time to approximately three months. On April 8, 2008, CIPO provided an Office Action in which a number of questions were posed to the Company. Many of the same questions had already been posed by the Examiner for the EPO and the Company was advised that a response was required by October 8, 2009. On the advice of the Company’s patent lawyers, the Company decided to temporarily abandon the Canadian patent application and the abandonment was deemed effective by CIPO on October 8, 2008. However, the patent application can be reinstated by October 8, 2009 by paying a fee of CAN$200.00 and submitting a response to the Office Action to CIPO. This decision was made to defer the costs of the Canadian patent application for a period of one year at little cost.

European Union

On March 30, 2005 the PCT application was accepted for national examination by the European Patent Office (“EPO”) which assigned it Patent Application Number 02754054.1-2113. The countries covered by the European patent application are Austria, Belgium, Bulgaria, Switzerland, Cyprus, the Czech Republic, Germany, Denmark, Estonia, Spain, Finland, France, Great Britain (the UK), Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden, the Slovak Republic and Turkey. On May 18, 2005, the bibliographic data of the above-noted application was published in the European Patent Bulletin, under Publication No. 1530485. The resulting effect of such publication is that any possible infringer is deemed to have knowledge of the patent application without the Company having to formally inform them of this application’s existence. On October 18, 2006 the EPO provided the Company with an Office Action requesting further information on the patent application. The Company responded to the questions and received a second Office Action, dated September 5, 2007 from the EPO. This second Office Action requested that the Company provide certain additional information and to conduct certain experiments to support the claims that were made in the application. The Company completed both the literature research and the laboratory studies and, on December 19, 2008, submitted the response to the second Office Action to the EPO. A response from the EPO is still pending.

China

On June 25, 2005 the Company was notified that the PCT application was accepted for national examination by the Patent Office of the People’s Republic of China (“Chinese Patent Office”) and assigned Patent Application Number 02829642.7. On August 11, 2005, the Chinese Patent Office accepted a Request for Substantive Examination from the Company. The application was published in the Chinese Patent Gazette on October 19, 2005, under Publication No. CN1684711A and entered into Substantive Examination. On February 5, 2006, the Company filed a Voluntary Amendment to the original patent application to correct certain minor errors in the original application. On June 2, 2006, the Chinese Patent Office provided an Office Action which requested certain additional amendments to the patent application. On December 18, 2006, the Company filed its response to the Office Action. The Company was notified by the Chinese Patent Office that the Chinese patent had been allowed, effective June 8, 2007. Amendments to the original patent application were then drafted by the Company. As in the case of the amendments prepared for CIPO, the proposed amendments to the Chinese patent expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 10, 2007, the Company was advised that the amended claims had been submitted to the Chinese Patent Office. On January 30, 2008 the Chinese Patent office assigned Chinese Divisional Patent Application No. 200710142798.3 to the new application which was published in the Chinese Patent Gazette, under Publication No. CN101112624A. At the time of this report, no further developments have occurred with this Chinese patent application. On February 6, 2008, the Company announced that Certificate of Invention Patent Number ZL02829642.7 had been issued by the State Intellectual Property Office of the People’s Republic of China. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Patents (continued)

United States

US Patent #7,338,927

On February 18, 2005, the US Patent and Trademark Office (“USPTO”) received the PCT patent application and assigned it Patent Application Number 10/525,110. The patent application was published by the USPTO on December 22, 2005, under Publication Number US 2005/0282727. On July 27, 2006, the Company received that first Office Action from the USPTO which required clarification or modification of certain claims made in the patent application. The Company was required to respond to the Office Action by October 27, 2006 and did so on October 26, 2006 with amendments to the claims that required clarification or modification. On February 7, 2007 the USPTO provided the Company with a Notice of Allowance for the US patent with all claims made by the Company accepted by the USPTO. A Notice of Allowance is not a grant of a patent and is subject to withdrawal by the USPTO or on petition by the Company. The Company then filed certain minor, voluntary amendments to the patent application and a second Notice of Allowance, dated June 8, 2007 was provided by the USPTO. On February 15, 2008, the Company was advised that a Notice of Allowance had been received from the USPTO projecting that the US patent would be issued on March 4, 2008. As scheduled, U.S. Patent Number 7,338,927 was issued on that date and provides protection for the composition and production methods for ALDA's T36® formulation until August 20, 2022. The patent can be viewed on the website of the USPTO.

U.S. patent application (Serial No. 11/966,128)

Amendments to the original patent application were drafted by the Company and submitted to the USPTO as a U.S. Continuation Patent Application in December, 2007. As in the case of the amendments prepared for the Chinese Patent Office and CIPO, the proposed amendments to the US patent expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On January 23, 2008 the USPTO issued a Filing Receipt for the U.S. Continuation Patent Application (“the US CPA”) and assigned Serial No. 11/966,128 to the application. On May 2, 2008, the USPTO issued an Office Action in relation to the US CPA. The matters raised in the Office Action were addressed by the company and a Response was submitted to the USPTO in November, 2008. On January 5, 2009, references cited in connection with a related patent application were submitted to the USPTO in an Information Disclosure Statement (“IDS”) relating to the new U.S. application. The purpose of an IDS is to bring to the attention of the Examiner any information that may pertain to the patentability of the claims of a patent application in order to comply with the Duty of Disclosure imposed on patent Applicants under U.S. patent law. The onus is on the patent Applicant to provide such information to the USPTO and the consequences can be serious if such information is not provided to the USPTO. On January 16, 2009, the USPTO provided the Company with a Notice of Allowance for the new U.S. patent application. However, it was determined that the U.S. Examiner had not considered the IDS filed January 5, 2009, prior to issuing the Notice of Allowance. This was brought to the Examiner’s attention, who then reviewed the IDS and provided a Supplemental Notice of Allowability on March 25, 2009. The Issue Fee and Publication Fee were subsequently paid by the Company. As of the date of this report, the Company is awaiting further correspondence from the USPTO in this regard. The Company still has a number of pending patent applications that relate to the new U.S. application and should any new references or art be raised by a patent Examiner for any of these applications prior to issuance of the application to patent, the Company will have to submit such art to the USPTO in order to comply with the Duty of Disclosure, which in turn could result in the allowance of the application being withdrawn. The issuance of the new U.S. application, therefore, while likely, is not guaranteed at this stage. Therefore, at the time of this report, the Company has no assurance that any patent based on the US CPA will be granted at all and, if any patent is granted, the Company cannot estimate when the patent will be granted or what claims will be allowed and protected, if any.

Singapore

On February 18, 2005, the Singapore Patent Office accepted the PCT patent application and assigned it Patent Application Number 200500987-3. On July 31, 2007, the Company was notified that the application had been examined by the Intellectual Property Office of Singapore and satisfied the formal requirements of the Patent Act and Rules of Singapore. Accordingly, the application was assigned Divisional Singapore Patent Application No. 200703677-5. The Company can now file a request for a combined Search and Examination Report by September 18, 2009.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Patents (continued)

Australia

On March 15, 2005 the PCT application was accepted for national examination by the Australian patent office on March 15, 2005 and assigned with Patent Application Number 2002322916. On October 24, 2006, the Australian patent office provided the Company with a Direction to Request Examination. Under Australian Patent law, such examination must be requested within five years of the filing date or within six months of receiving a direction from the Australian Patent Office, whichever is sooner. On October 10, 2007 the Company announced that the Australian Patent Office had accepted the patent application with no objections. On December 4, 2007, a divisional application was filed at the Australian Patent Office. As in the case of the amendments prepared for the Chinese Patent Office, CIPO and the USPTO, the divisional application provides amendments to the Australian patent that expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). A response from the Australian Patent Office, concerning this application is still pending. On February 22, 2008, the Company announced that Australian Patent Number 2002322916 has been issued by the Australia Patent Office. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022. On March 3, 2008, the Company was notified that the divisional application had been assigned Serial No. 2007237333 with an official filing date of August 20, 2002. Examination of the application was requested by the Company on June 3, 2008.

PCT application for anti-inflammatory, antiseptic therapeutic formulation

On March 20, 2008 the Company filed a comprehensive new patent application, International Application No. PCT/CA2008/000536, “Antiseptic Compositions for the Treatment of Infections”, with CIPO under the Patent Cooperation Treaty (PCT). The new PCT application seeks protection for the composition and preparation of T36® formulations that also contain steroids, anesthetics or analgesics for use on topical infections and, in particular, inflamed infections. Typically, infections with associated inflammation are treated with separate antiseptic and anti-inflammatory preparations. The new T36® formulations combine these properties into a single treatment, making the prescription process easier for the physician and the application easier for the patient.

In preliminary studies, under the direction of a physician, T36® formulations containing anti-inflammatory steroids quickly resolved a number of skin infections, some of which had resisted all other treatments. Examples include chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot, Tinea versicolor. .

On January 13, 2009, the Company was notified by its patent lawyers that an International Search Report (ISR) and Written Opinion was issued by the International Searching Authority (ISA) on December 18, 2008. As part of the PCT patent process, the ISA performs a search of prior art to identify any relevant art that may impact the patentability of a PCT application. Generally, “prior art” consists of everything which has been made available to the public anywhere in the world, for example, by means of a written disclosure (including drawings and other illustrations). The prior art is “relevant” if it is capable of being of assistance in determining whether an invention, as claimed, is new and involves an inventive step and was made available to the public before the international filing date. The ISA then issues a preliminary and non-binding Written Opinion. This Written Opinion is an assessment by an Examiner on whether or not a patent application conforms with respect to certain requirements for patentability. As disclosed above, references cited in the Search Report and Written Opinion were submitted to the USPTO on January 5, 2009 in an Information Disclosure Statement (“IDS”) relating to the new US CPA.

The claims made in this particular PCT application were purposefully very broad. Accordingly, the examiner for ISA found a number of patents and other literature that, in the opinion of the examiner, represented prior art. At this time, the Company does not need to take any action if National Examination of the PCT application is requested by January 20, 2010. As the National Examiners provide their responses to the PCT application, the Company can respond by arguing against the opinions of the Examiners, or amending the claims.

As the time of writing, the Company has no assurance that any patents that have not yet been granted will be granted at all and, if any patents are granted, the Company cannot estimate when the patents will be granted or what claims will be allowed and protected, if any.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Trademarks

The Company successfully trademarked “T36” in Canada on April 22, 2004 and in the United States on November 2, 2004. The trademark in the United States is a Principal Register mark. The Principal Register of the US Patent and Trademark Office (“USPTO”) conveys the important substantive rights that most people associate with federal registration and, as a result, it is the preferred method of federal trademark protection. Probably the most important benefit of placing a mark on the Principal Register is that anybody who later initiates use of the same or a confusingly similar trademark may be presumed by the courts to be a "willful infringer" and therefore liable for damages.

The Company also successfully trademarked the Company’s logo in Canada on July 16, 2004 and in the United States on January 18, 2005, also as a Principal Register mark. On March 3, 2008, CIPO accepted applications filed by the Company to register “T36 Disinfex” (File No. 1385140) and “T36 Safe-T-Cide” (File No. 1385134) as trademarks in Canada. Both trademarks were advertised in the Trade-marks Journal on November 12, 2008. For a period of two months after a trademark is advertised in this manner, opposition to the proposed trademark can be filed. Although the Company’s management conducts due diligence before attempting to register any trademarks in order to avoid infringement on any existing trademarks or trademarks for which applications have been submitted, there is no guarantee that trademarks will be issued or that trademarks will not infringe on the trademarks of other companies or that other companies will not take action against the Company for trademark infringement. Within the two month period after November 12, 2008, Triosyn Holdings Inc. (“Triosyn”) filed a statement of opposition to the proposed trademark, “T36 Disinfex”. On February 6, 2009, the Company was advised that the Trademarks Office had granted Triosyn an extension to April 12, 2009 to file a formal Statement of Opposition. On May 22, 2009, the Company was advised that Triosyn had not filed a Statement of Opposition and that the CIPO provided a Notice of Allowance for the trademark “T36 Disinfex”. Upon filing of an executed Declaration of Use and payment of the prescribed registration fee, the trademark will proceed to registration.

Product development

During its first five years, the Company’s primary focus has been on product development. The Company’s first product, a surface disinfectant called “Viralex” and subsequently renamed “T36® Disinfectant”, was launched in September of 2001. It is being sold primarily to (i) “First Responder” organizations including ambulance, fire fighters and police forces in Canada, (ii) dental clinics, and (iii) beauty and hair care salons and spas. T36® Disinfectant has been approved by Health Canada for use on any hard, inanimate non-porous surfaces. This includes, but is not limited to, counter tops, cutting boards, sinks, tubs, walls, floors, windows, mirrors, scissors, nail clippers and other equipment used in beauty salons and spas, dental mirrors and other equipment in dental offices, and equipment used by firefighters, police and paramedics. T36® Disinfectant is also approved by the Canadian Food Inspection Agency (“CFIA”) for use in restaurants and other facilities where food is prepared.

Efficacy studies

Efficacy studies refer to proving a drug's effectiveness (in this case as a disinfectant) in producing a desired result (bactericide, virucide, fungicide or tuberculocide). In studies conducted by independent laboratories in Canada and the United States, T36® Disinfectant has demonstrated efficacy against bacteria, fungi and viruses. The types of surfaces tested were hard non-porous surfaces unless otherwise noted.

1.

An efficacy study, dated February 10, 1997, was conducted by British Columbia Research Inc. (Vancouver, Canada) under the supervision of Dr. Ernie Lee. The organisms tested were four strains of bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa, Serratia marcescens, and Mycobacterium tuberculosis) one strain of yeast (Candida albicans), spores from one strain of fungus (Aspergillus fumigatus) and two strains of viruses (Herpes Simplex Virus-1 and Poliovirus-1) in compliance with test standards accepted by Health Canada’s Therapeutic Product Directorate Twenty five replicates of each organism at low levels, ranging from 38 to 177 cfu’s/ml (colony forming units/ml) were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that no growth occurred for any of the replicates. It was concluded that T36® Disinfectant was 100% effective against all five organisms after 10 minutes or longer contact times. At shorter contact times, the kill rate for all 5 organisms ranged from 95.5% to 97.2% after a 1 minute exposure and 98.7 and 99.0% after a 5 minute exposure.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

2.

An efficacy study, dated June 6, 1997, was conducted by Dr. Richard Stokes of the University of British Columbia in conjunction with the British Columbia Children’s Hospital. Twenty replicates of Mycobacterium tuberculosis at approximately 107cfu’s/ml were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that the kill rate was 99.99997% (a reduction of log10 = 6.46) and 99.99998% (a reduction of log10 = 6.59) after a 10 minute exposure. The requirement for a disinfectant to be designated as “Tuberculocidal” by Health Canada is a log10 reduction of 6.0 or greater.

3.

Efficacy studies were conducted by Viromed Biosafety Laboratories of Minneapolis, Minnesota, completed on February 23, 2000. The organisms tested were Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, Human Immunodeficiency Virus Type I, Herpes simplex Virus Type 1, Trichophyton mentagrophytes and Poliovirus Type 1, in compliance with test standards accepted by the Environmental Protection Agency (“EPA”) of the United States.

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For each of the bacteria, Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, 180 replicates at 6.1 x106 cfu/ml (log10 = 6.79), 1.9 x 106 cfu/ml (log10 = 6.28) and 1.7 x 104 cfu/ml (log10 = 4.23), respectively, were dried on microscope slides and exposed to T36® Disinfectant for 3 minutes. For both Staphylococcus aureus and Pseumomonas aeruginosa, growth was observed on only 1 replicate out of 180. For Salmonella choleraesuis, none of the 180 replicates showed any growth. These results met the requirement that no more than 1 replicate out of 60 can show growth and T36® Disinfectant was deemed to demonstrate efficacy against all three bacteria.

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For Human Immunodeficiency Virus Type I, six replicates at 1.77 x105 cfu/ml (log10 = 5.25), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against HIV.

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For Herpes simplex Virus Type 1, six replicates at 5.6 x106 cfu/ml (log10 = 6.25), were dried on the bottom of Petri dishes, After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Herpes virus.

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For Poliovirus Type 1, six replicates at 5.6 x105 cfu/ml (log10 = 5.75), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Polio virus.

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For the fungus, Trichophyton mentagrophytes, twenty replicates at 4.6 x104 cfu/ml (log10 = 4.66), were dried on microscope slides. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against Trichophyton mentagrophytes.

The above studies demonstrated that T36® Disinfectant was effective in inactivating polio viruses within 3 minutes and tuberculosis mycobacteria within 5 minutes. Polio and tuberculosis are benchmark micro-organisms because they are among the most difficult to kill with disinfectant products. Efficacy against polio and tuberculosis demonstrates a high level of disinfection capability. In order to make a virucidal claim and a tuberculocidal claim, a disinfectant product must demonstrate its ability to destroy the poliomyelitis type 1 virus, and Mycobacterium bovis or tuberculosis mycobacteria within a specified time. This is mandated in Canada by the Canadian General Standards Board, “Assessment of Efficacy of Antimicrobial Agents for Use on Environmental Surfaces and Medical Devices”, CAN/CGSB -2.161-97, p.4, and the Therapeutic Products Programme Guidelines on Disinfectant Drugs, 1999 Edition, Appendix II on page 23.

In all of the testing described above, controls were used to validate the testing protocols. A positive test result required complete inactivation of the tested viruses and complete efficacy against the fungi and bacteria as required by the U.S. EPA for disinfectant label claims. The results from BCRI demonstrated efficacy in excess of Log10 4.0 (i.e. 10,000 times reduction in micro-organisms) in compliance of the standards required in Canada. The tuberculocidal studies demonstrated results in excess of Log10 6.0 (1,000,000 times reduction in micro-organisms).

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

Toxicology studies

Toxicology is the study of the adverse effects of chemical, physical or biological agents on living organisms and the ecosystem, including the prevention and amelioration of such adverse effects. The toxicology studies listed below were conducted in the United States by Product Safety Labs in East Brunswick, New Jersey, USA and completed in November, 1999.

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Acute Oral Toxicity Study in Rats - This test determines the amount of a substance that kills 50% of the test population of experimental animals when administered as a single dose. Five thousand milligrams of T36® Disinfectant per kilogram of bodyweight was administered orally to ten healthy rats. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to administration and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived and gained weight during the study. Following administration, most animals exhibited piloerection (erection of the hair), hunched posture and/or were hypoactive. Apart from one female that exhibited reduced fecal volume between Days 0 and 5, all affected animals recovered from the above symptoms. Based on the results of this study, the single dose acute oral LD50 of T36® Disinfectant is greater than 5,000 mg/kg of bodyweight

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Primary Skin Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation after a single topical application. Five-tenths of a milliliter of T36® Disinfectant was applied to the skin of three healthy rabbits for 4 hours. Following exposure, dermal irritation was evaluated and no dermal irritation was noted at any dose site during the study. Based on the results of this study, T36® Disinfectant is classified as non-irritating to the skin.

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Primary Eye Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation from a single dose to the eye. One-tenth of a milliliter of T36® Disinfectant was placed into the right eye of six healthy rabbits. The treated eyes of three rabbits were rinsed with physiological saline after instillation. The eyes of the remaining three rabbits were not rinsed. The left eye remained untreated and served as a control. Ocular irritation was evaluated and, based on the results of this study. T36® Disinfectant is classified as moderately irritating to the unrinsed eye and severely irritating to the rinsed eye.

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Acute Inhalation Toxicity Study in Rats - This test determines the potential for a substance to produce toxicity from a single exposure via the inhalation route. Ten healthy rats were exposed to T36® Disinfectant vapours at a closed chamber at a concentration 2.02 mg/L for 4 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days thereafter. Bodyweights were recorded prior to exposure and again on Days 7 and 14. All animals survived exposure to the test atmosphere and gained bodyweight over the 14-day observation period. During the exposure, the rats Exhibited ocular and nasal discharge, shortness of breath, irregular respiration, shallow respiration, hunched posture and hypoactivity. With the exception of ocular and nasal discharge and shallow respiration, similar clinical signs persisted in all animals upon removal from the exposure chamber. Some animals also developed noisy breathing, reduced fecal volume and/or a prone posture, but all rats recovered from these symptoms by Day 11 and appeared active and healthy for the remainder of the study. Necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single exposure acute inhalation LC50 of T36® Disinfectant is greater than 2.02 mg/L.

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Acute Dermal Toxicity Study in Rats - This test determines the health hazards likely to arise from a short-term exposure to a substance from a single topical application to the skin. Two thousand milligrams per kilogram of bodyweight of T36® Disinfectant was applied to the skin of ten healthy rats for 24 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to application and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived, gained weight and appeared active and healthy. There were no signs of gross toxicity, adverse pharmacologic effects or abnormal behavior. Gross necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single dose acute dermal LD50 of T36® Disinfectant is greater than 2,000 mg/kg of bodyweight.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

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Dermal Sensitization Study in Guinea Pigs - This test determines the potential for a substance to produce sensitization after repeated topical applications. T36® Disinfectant was topically applied to twenty healthy test guinea pigs, once each week for a three week induction period. Twenty-seven days after the first induction dose, a challenge dose of T36® Disinfectant at its highest non-irritating concentration (100%) was applied to a new site on each guinea pig. Ten untreated animals were maintained under the same environmental conditions and treated with T36® Disinfectant at challenge only. Approximately 24 and 48 hours after each induction and challenge dose, the animals were scored for erythema (redness of the skin). Based on the results of this study, T36® Disinfectant is not considered to be a contact sensitizer.

The efficacy and toxicology studies described above, although completed some time ago, are still valuable assets of the Company because they are being used to support further regulatory approvals of the T36® formulation. For example, the studies were incorporated into the pre-IND package that was presented to the FDA in July, 2008 and are being included in the IND submission, described below, that is being prepared for the FDA.

The Company is also in various stages of development of other products describe below. Unless otherwise indicated, the Company has not determined, for any of these proposed products, when or if manufacturing will be started, revenues will be realized, any further testing will be conducted or registrations will be pursued in any jurisdiction outside Canada. If any further testing or registrations are undertaken, it is not known how much time or funding such testing would require or how long it will take the regulatory bodies to approve the products for marketing by the Company or if the regulatory bodies will approve the products at all. There are active competitors that are already well established in the markets selected by the Company. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would, in turn, lead to reduced revenues.

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T36 DisinfexTM Disinfectant Spray and Wipes: An application has been filed with Health Canada to allow T36®Disinfectant to be sold under the name “T36 DisinfexTM Disinfectant”. This is the original T36® formulation that will be marketed as a personal disinfectant packaged in small personal-sized liquid spray bottles and as wipes in canisters. The new products are ready to be manufactured once Health Canada has approved the label and issued a new DIN. These products have been designed for use by general public for cleaning and disinfecting hard surfaces. While waiting for the name change to be approved, the Company has decided to proceed with T36® Disinfectant in wipes.

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T36 DisinfexTM Disinfectant Cleaner Wipes: This product has been recognized by Health Canada as being able to kill bacteria, fungi and viruses on hard surfaces within 10 minutes (compared to the 3 to 5 minute time for T36® Disinfectant). It has also passed internal company efficacy and cleaning testing. This product is intended for use in hospitals, cruise lines, airlines and consumer applications that don’t require a disinfectant product that is as fast acting as T36® Disinfectant, but need a more economical product that also cleans surfaces. The Health Canada DIN for this product is 02272989. On July 17, 2008, the company received DIN 02314134 for this same product but renamed to “T36 DisinfexTM Disinfectant Cleaner. This product will be sold as wipes contained in the same canisters as T36® Disinfectant.

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T36® Disinfectant Cleaner CONCENTRATE: Testing has been completed this product and it is registered with Health Canada (DIN 02278820). The first lot of Disinfectant Cleaner Concentrate has been manufactured and is now being shipped to distributors in Canada as reported by the Company in a news release dated November 17, 2008.

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T36® Hand Sanitizer: In February 2006, the Company started marketing a generic 62% ethanol hand sanitizer (Health Canada DIN 02247771) under its own name through its current distributors to existing customers. No further testing or registrations are planned for this product and it has been discontinued now that the Company’s own T36® Antiseptic Hand Sanitizer, described below, is ready to be marketed.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

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T36® Antiseptic Hand Sanitizer Gel, Spray and Wipes: In October, 2007, the Company applied to Health Canada for a DIN for a new Antiseptic Hand Sanitizer Gel. DIN 02314320 was issued by Health Canada on July 22, 2008 as announced by the Company in a news release dated July 23, 2008. The new DIN allows the Company to sell its first product for human use. This product consists of 0.15% BZK in 70% ethanol and, unlike standard 62% ethanol hand sanitizers, has been demonstrated to be effective against Norwalk-like viruses as announced by the Company in a news release dated January 30, 2009. The Company received its first shipment of this product on December 10, 2008. On January 6, 2009, DIN 02321424 was issued by Health Canada for T36®Antiseptic Hand Sanitizer in liquid form. This new product complements ALDA’s previously approved T36® Antiseptic Hand Sanitizer Gel and allows the formulation to be manufactured and sold as a spray. On January 19, 2009, DIN 02321947 was issued by Health Canada for T36®Antiseptic Hand Sanitizer Wipes which will incorporate the liquid Antiseptic Hand Sanitizer into wipes contained in canisters and individual sachets.

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T36® Medicated Hand Cleanser: DIN 02322501 was issued for this product on February 3, 2009. The formulation contains 1% Triclosan. It will be offered to medical and consumer markets as a supplement to the Company’s other products.

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T36® Anti-viral Soap: The Company has developed a proprietary anti-viral, anti-bacterial soap. Preliminary testing of this product at BC Research, Inc. was conducted under the supervision of Dr. Ernie Lee. The soap was tested against three strains of test bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa and Serratia marcescens) and one strain of viruses (Herpes Simplex Virus type 1) at various concentrations at various contact times ranging from 1 minute to 10 minutes. In these tests, all bacteria were killed by the soap diluted up to 500 times within 1 minute. A substantial bacterial population reduction was found even when the bacteria were exposed to higher soap dilutions of 1/1000. In addition to bactericidal effectiveness, preliminary results indicated that the soap inactivated Herpes simplex, although an exact endpoint could not be determined due to toxicity of the soap towards the cultured cells used to propagate the virus. Further testing would have to be conducted to determine virucidal activity. For Health Canada or FDA registration, additional testing, including human trials would be required. If the Company decides not to fund these activities, a licensing arrangement may be appropriate.

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T36® Microbicide Gel: This product has been formulated and now requires testing for efficacy and toxicity. It was developed as a personal lubricant to prevent the transmission of sexually transmitted infections (“STI’s”). The testing required to attain FDA approval of this product would be beyond the financial capabilities of the Company. Therefore, the Company intends to undertake some initial testing on its own after a suitable delivery system has been identified and the rights to that delivery system acquired. If initial testing is successful, it is most likely that the Company will need to identify a licensee or joint venture partner working in the area of STI prevention that can undertake further testing and market development.

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T36® Skin antiseptic and first-aid ointment: The Company is planning on providing the T36® formulation in liquid form with a biological dye in a suitable delivery system for use as pre-operative and pre-injection antiseptic in hospitals and clinics and in gel and spray form, without biological dye, as a first-aid ointment for use on cuts and scrapes to prevent infections. These applications of the T36® formulations must be tested for their ability to kill microorganisms on the skin of humans and in cuts and scrapes according to the requirements of the FDA, Health Canada and the European Medicines Agency. The Company has completed FDA-approved preliminary in-vitro (“in glass”) efficacy studies against viruses, fungi and bacteria described in the section below titled, “Testing required for Therapeutic Applications”. The FDA has approved further testing for single application uses such as one would expect with a surgical antiseptic and first aid treatment. Protocols for subsequent testing have been submitted to the FDA for approval. If approved, the T36® formulation can be submitted to additional in-vitro efficacy tests including Time Kill, Minimal Inhibitory Concentration (“MIC”) and Adsorption and Distribution (“AD”) studies. Once this next round of testing is completed, it is possible that the FDA will allow the Company to undertake Phase I human trials, also discussed below. Once the human clinical trials are completed, the results must be submitted to the regulatory agencies for the tested products to be approved for marketing by the Company.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

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T36® Hand hygiene products: The Company is planning on providing the T36® formulation in the form of a gel, spray and wipes, for hospital use as a hand sanitizer in nursing stations, patient rooms, hallways, washrooms, etc. and for sale to consumers through retail outlets. After any further required tests, including the MIC, Time Kill and AD studies, are completed for the T36® Skin antiseptic and first-aid ointment as discussed in the preceding paragraph, additional studies are required to establish the efficacy and safety when used repeatedly over a period of time as one would expect with hand hygiene products. After submission of the IND these studies are described below and will include at least the In-vitro Dermal Test, a Pilot Clinical Evaluation, Full Pre-operative Clinical Evaluation and the Insult Patch Test. Once these tests were successfully completed, human clinical trials may be approved by the FDA.

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T36® Topical infection treatment: The body normally hosts a variety of microorganisms, including bacteria and fungi. Some of these are useful to the body. Others may multiply rapidly and form infections. Approximately sixty percent of microbial infections are systemic, meaning that the infections are spread throughout the body, leaving 40% of microbial infections that are topical, i.e., occur on the surface of the body. Topical fungal infections include mold-like fungi that cause athlete's foot, jock itch and ringworm, and yeast-like fungi that can cause diaper rash, oral thrush, cutaneous candidiasis and some cases of genital rashes. Bacterial infections, such as Staphylococcus can also infect the skin, particularly if a patient has a preceding skin condition, such as eczema. The Company’s T36® formulation can be used to treat such topical infections and anecdotal evidence has shown that it can be used to treat such conditions as athlete’s foot and toenail infections. As in the case of the T36® Hand hygiene products described in the preceding paragraph, the In-vitro Dermal Test, a Pilot Clinical Evaluation, Full Pre-operative Clinical Evaluation and the Insult Patch Test must be conducted to simulate the proposed application. After these tests are completed, the FDA may permit human trials to begin.

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Vulvovaginal infections (“VVI’s”): Current treatments available for VVI’s focus mainly on yeast infections which cause only 23% to 33% of VVI’s (Schwiertz et al., 2006. Throwing the dice for the diagnosis of vaginal complaints? Ann Clin Microbiol Antimicrob. 5:4 and Ferris D.G., Dekle C, Litaker M.S.J. 1996. Women's use of over-the counter antifungal medications for gynecologic symptoms. Fam Pract. 42(6):595-600). T36® VVI Treatment is effective against all fungal and bacterial VVI’s regardless of the species or combinations of species causing the infection. The Company plans to undertake the testing required for this product when sufficient financing has been has been secured.

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Anti-inflammatory, antiseptic therapeutics: The Company developed a prototype product that contains 2% hydrocortisone in a T36® gel for use on topical infections and, in particular, inflamed infections. Preliminary studies with the formulation, under the direction of a physician, quickly resolved a number of skin infections, such as chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot and diaper rash. A second formulation contained 0.1% betamethasone, a moderately potent glucocorticoid steroid with anti-inflammatory and immunosuppressive properties. Unlike other drugs with these effects, betamethasone does not cause water retention. The Company is planning on conducting tests against Athlete’s Foot with the new formulation. As discussed above, a PCT patent application has been filed with CIPO to cover the composition, method of preparation and use of T36® formulations that also contain steroids, anesthetics or analgesics.

Testing for therapeutic indications

There is competition in all of the therapeutic markets that the Company has targeted. However, the T36® formulation is not expected to be expensive to manufacture and can be used in a broad variety of infection-control products. Toxicology and efficacy studies have already demonstrated that the T36® formulation is not toxic and is effective at killing all bacteria, viruses and fungi. The intended applications are topical, except for the vulvovaginitis treatment, so that registration is expected to be faster and less expensive than for drugs that are taken internally. Rather than disrupting metabolic pathways, the T36® formulation consists of four anti-microbial ingredients in relatively low concentrations that act synergistically to disrupt the physical structure of the infectious agents. This approach prevents microbial resistance from developing. None of the active ingredients are known to have any significant side effects on humans.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

The Company has competed preliminary studies that will satisfy the registration requirements of Health Canada, the US Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMeA”) for the targeted applications with the assistance of Dr. John S. Hibbard who is evaluating the potential applications and development of the Company’s T36® technology and the regulatory pathways to commercialization in the US. Dr. Hibbard is in continuing discussions with the FDA to establish the requirements of the FDA for the testing of the T36® formulation and to evaluate the common and the unique requirements of the US, Canadian and European regulatory agencies. Dr Hibbard also reviewed the qualifications and proposals of a number of testing laboratories to establish their suitability to conduct the work required by the Company. As a result of his analysis, Bioscience Laboratories, Inc. (“BSI”) located in Bozeman, Montana, was selected to provide the required efficacy testing. BSI has been providing antimicrobial product testing and result interpretation for various industries, including healthcare, pharmaceutical, personal care and consumer products for over 16 years. On September 27, 2007, the Company announced that initial clinical trials of its T36® formulation for use as a skin antiseptic, a hygienic hand rub, a pre-surgical hand wash and a pre-injection scrub had been started. As of the date of this report, testing designed by BSI to evaluate the efficacy of the T36® formulation against bacteria, mycobacteria, viruses and fungi has been completed. Details of the testing are reported below. On completion, the data from the tests, along with existing and new toxicology information, will be used to support applications in Canada and Europe to test the anti-microbial effectiveness of the formulations with human volunteers. Additional non-human testing will be required before the Company can request human trials in the US. On successful completion of human trials, the Company will be able to pursue the registration and marketing of its products. One of the first tests done by BSI demonstrated that the T36® formulation was completely effective against Methicillin-Resistant Staphylococcus aureus (“MRSA”) within one minute. First discovered in 1961 in the UK, MRSA is now found worldwide and is able to survive treatment with a number of antibiotics, including penicillin, methicillin, and cephalosporins. Often referred to in the press as a “superbug”, MRSA is especially troublesome in hospital-acquired infections but is increasingly found outside of medical facilities. The finding was considered significant because MRSA has also shown resistance against some disinfectant products. In subsequent testing done up to the date of this report, the T36® formulation demonstrated complete efficacy in the following tests conducted at BSI.

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Six species of bacteria were completely killed after 30 seconds of exposure, including VRE (Vancomycin-Resistant Enterococcus), MRSA (Methicillin-Resistant Staphylococcus aureus) and MDR (Multi-Drug Resistant) Enterococcus faecium. These three species of bacteria are critical concerns in hospitals, nursing homes and other medical facilities based on their resistance to many antibiotics and other treatments. The clinical testing was completed according to the standards required by the FDA in the US, Health Canada and the European Medicines Agency, which included exposure of the bacteria to T36® for periods ranging from 30 seconds to 30 minutes. In other tests that were conducted for internal purposes, Staphylococcus aureus and Pseudomonas aeruginosa were completely killed by T36® with 15 seconds.

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The fungus, Candida albicans, was completely killed after 5 minutes exposure, again, the shortest time required by the FDA, Health Canada and the European Medicines Agency. C. albicans is a major cause of yeast infections which account for one-third of all vulvovaginal infections (“VVI’s”). Bacteria are a second major cause of VVI’s and combinations of bacteria and fungi cause most of the remaining cases. The effectiveness that T36® has demonstrated against both fungi and bacteria provides important evidence that ALDA’s T36® VVI Treatment will provide an effective means to treat all types of VVI’s. A second fungus, Aspergillus niger, was completely killed within 15 minutes, also well within the 60 minute kill time required by the US, EU and Canadian regulatory agencies. A. niger is a causative agent for upper respiratory infections.

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Two mycobacteria, Mycobacterium avium and Mycobacterium terrae were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the European Medicines Agency (“EMA”). Mycobacteria are among the most difficult bacteria to kill and are used as benchmark organisms to test the effectiveness of anti-microbial formulations.

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Two species of fungi responsible for athlete’s foot, Trichophyton mentagrophytes and Trichophyton rubrum were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the EMA. The Company intends to pursue registration of the T36® formulation containing anti-inflammatory compounds for use against athlete’s foot which is relatively easy to test, represents a large market and will allow physicians to prescribe the product ‘off-label’ for other topical infections once it has been approved. In other tests that were conducted for internal purposes, Trichophyton mentagrophytes was completely killed by T36® with 15 seconds.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

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Ten different types of viruses were killed completely by the T36® formulation. Of these, 5 types were killed within the minimum 30-second time required by the FDA, including Herpes Types I and II and Infuenza B. The remaining 5 types, including Polio and Hepatitis A, the hardiest viruses, were killed within 1 to 3 minutes.

Having completed all five preliminary clinical tests, Terrance Owen, President of the Company, and Dr. Hibbard attended a “pre-IND” (pre-Investigational New Drug) meeting with the FDA on July 15, 2008. Dr. Hibbard prepared an information package for the the pre-IND meeting for the FDA by including all of the efficacy and toxicology testing results obtained by ALDA since 1996. The purpose of the pre-IND meeting was to determine what further testing, if any, is required by the Company to satisfy the requirements of the FDA to allow human trials. The conclusion provided by the FDA was that the information submitted by the Company was satisfactory to allow single-use testing of T36® on humans after further non-human testing was completed. By “single-use applications”, the FDA means use as a pre-surgical and pre-injection skin antiseptic that is swabbed on to the skin once. The tests required before human trials are allowed are “Time kill Evaluation”, “MIC (Minimum Inhibitory Concentration) Evaluation”, “Percutaneous Absorption and Cutaneous Disposition” through human skin and “In-vitro dermal test” as described below. Protocols for theses tests, described below have been prepared and submitted to the FDA for approval.

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Time Kill Evaluation – In these tests, dozens of different species of infectious micro-organisms are exposed to each of the active ingredients of a test substance and the complete test substance formula for periods of time ranging from 15 seconds to 30 minutes to determine the time required for each ingredient of a test substance and the complete test substance formulation to completely kill the selected species. The objectives of the testing are to determine the effective exposure times required for the test substance to be effective and if the individual ingredients have an additive, subtractive or synergistic effect.

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MIC (Minimum Inhibitory Concentration) Evaluation – Each ingredient of a test substance, the complete test substance formula and a known antiseptic product are tested against hundreds of micro-organisms in suspension tests. The objectives of the tests are to quantify the minimum concentration that is required for each of the test substances to have a measurable effect on the tested species, compare those results to the known antiseptic product and determine if the individual ingredients have an additive, subtractive or synergistic effect. This protocol has been approved by the FDA with minor modifications.

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Percutaneous Absorption and Cutaneous Disposition (“AD studies”)- Fresh human skin samples are incubated for 24 hours with the epidermal surface exposed to each ingredient of a test substance and the complete test substance formula in a flow-through diffusion cells. The amount of each test article absorbed across the skin into the receptor fluid is determined by liquid chromatography and tandem mass spectrometry. Disposition of each of the test substances in the various skin layers is also determined using the same methods. These tests evaluate the rate and amount of each test substance absorbed across viable human skin after in vitro exposure and the disposition of each test substance in layers (stratum corneum, epidermis, and dermis) of viable human skin.

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In-vitro dermal test – This testing involves in-vitro preparation and contamination of pig skin that has been harvested from carcasses with bacteria to evaluate the methods of application of a test substance and the time of exposure to achieve the best anti-microbial results. The objective of the testing is to determine the methods that would be proposed for subsequent human trials.

As of the date of this report, the MIC and Time Kill protocols have been approved by the FDA with minor modifications that are acceptable to the Company. The protocols for the AD and In-vitro dermal studies have not been reviewed as of the date of this report. The budget for all of the testing that may be required has not yet been established and it is not known how long the testing may take. After the results, if the testing is successful, are reported to the FDA, permission may be granted to undertake human trials of T36® applied to the skin a single time. At this time, it is not known if the FDA will approve the remaining protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

In the meantime, an IND submission is nearly completed. The purpose of this submission is to seek the permission of the FDA to undertake human trials. It is intended that this document will be submitted prior to the testing described above takes place. On review of the IND submission, the FDA can take one of three actions. These are:

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"Refuse to file" if the IND submission is missing any key or critical data or information,

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Place the IND "on clinical hold" until we provide key or critical nonclinical information or data such as a key nonclinical study or

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Either "approve the IND or not respond within 30 days", which means the Company can start clinical studies.

For additional indications that require repeated applications, such as a hand sanitizer or athlete’s foot treatment, additional tests may include, but not necessarily be limited to the following tests.

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Pilot Clinical Evaluation - This study evaluates the antimicrobial efficacy of a disinfectant in two different applications when used as patient preoperative skin preparation on 10 subjects. A disinfectant must achieve a log10 microbial reduction of 3 or greater on skin of the groin and a log10 microbial reduction of 2 or greater on skin of the abdomen at ten minutes post-application. The objective of the testing is to obtain an preliminary evaluation of the efficacy of the test substance when used on humans.

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Full pre-operative clinical evaluation - The study evaluates the immediate and persistent antimicrobial properties of a disinfectant when used as a preoperative skin preparation. A known active control, e.g., 4% chlorhexidine, and a placebo, e.g., sterile saline, are also evaluated. All treatments are assessed for their potential to cause skin irritation. One-hundred subjects are screened in order to obtain at least forty subjects having sufficient number of resident bacterial flora to permit evaluation of the efficacy of the test products. The objective of this test is to further evaluate the efficacy of a test substance when used on humans.

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Pharmacokinetics describes how the body affects a specific drug after administration and examines the extent and rate of Absorption, Distribution, Metabolism and Excretion, commonly referred to as the “ADME” scheme. Absorption is the process of a substance entering the body. Distribution is the dispersion or dissemination of substances throughout the fluids and tissues of the body. Metabolism is the irreversible transformation of parent compounds into daughter metabolites. Excretion is the elimination of the substances from the body. In rare cases, some drugs irreversibly accumulate in a tissue in the body. The pharmacokinetic properties of drugs may be affected by elements such as the site of administration and the concentration in which the drug is administered. These may affect the absorption rate. The objective of the ADME studies are to determine if the test substance or any of its components are absorbed and if any absorbed components are metabolized into harmful chemicals that may or may not accumulate in the body. Depending on the results obtained from the Percutaneous Absorption and Cutaneous Disposition tests described above, if the T36® or its components are not absorbed by the skin, the pharmacokinetics tests may not have to be conducted for repeated application of T36® to the skin.

•

Insult patch test – The objective of this test is to evaluate the effect, if any, of prolonged and repeated exposure of the skin to the test substance. The “Induction Phase” of this study incorporates the test substance into a series of patches that are applied to the skin of 50 subjects repeatedly for periods of time and then removed. After a rest period, new patches are applied. This process is repeated over a period of time with a number of new patches and after completion of this phase, the reaction of the skin is evaluated. The “Challenge Phase” takes place some time after application of the final induction patch. Challenge patches are applied to previously untested sites, adjacent to the original induction patch sites. The reaction of the skin is evaluated 24 to 48 hours after application and the subjects are asked to report any delayed reactions which might occur after the final challenge patch reading.21-day Cumulative irritation test – The objective of this test is similar to that of the insult patch test but assesses the irritation caused by topical products and chemicals over 21 days of continuous exposure of the skin. The test substance is incorporated into patches that remain on the skin for a period of time and are replaced from time to time to maintain continuous exposure to the skin.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

The protocols for these tests will have to be submitted to the FDA for evaluation and, if approved, the testing may be permitted to take place. If successful testing is reported to the FDA, permission may be granted to undertake human trials for the indications requiring repeated or prolonged exposure to T36®. At this time, it is not known if the Company will proceed with these tests and if the Company does decide to proceed with the preparation of the protocols, if FDA will approve the protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

When permitted, human trials are normally conducted in 3 phases, with a detailed protocol for each phase provided to the FDA for approval to proceed. At the end of each phase, the results are analyzed and submitted to the FDA and, if acceptable, the trial continues to the next phase:

•

Phase I Clinical Trials: This is the first stage of testing of a new therapeutic in human subjects, normally with a small group (20-60) of healthy volunteers. The objective is to assess the safety and tolerability of the product as a therapeutic, as well as to determine the effects of various doses of the product. For externally administered agents, the testing is simpler than for injected or internally administered agents. However, Phase 1 trials can require up to 2 years to complete, including analysis of the collected data, preparation of the Phase I report for submission to the FDA and the time until a response is received. If these results of Phase I are accepted by the FDA, then the clinical trial can proceed to Phase II.

•

Phase II Clinical Trials: This second phase tests the therapeutic on a larger group and evaluates both the required dose (i.e. different quantities of the therapeutic) and efficacy (i.e. how well the therapeutic works for the specified indication). Phase II trials can take up to 3 years. However, some trials can combine Phase I and Phase II, which can reduce the total time required.

•

Phase III Clinical Trials: This third phase of clinical trial depends on the indications for which the therapeutic is being tested. For most agents Phase III trials are a randomized, controlled, multi-center trial with large patient groups (often more than 300), with the objective of confirming that the therapeutic is as effective or more effective than the current “gold standard” for the same application. Phase III trials can take up to 5 years or more to complete. If the results of the Phase III trial are approved by the FDA, then product is approved for marketing for the specific indications that were tested.

The three phases of clinical trials can require a number of years to complete. The total time required is dependant on the nature of the therapeutic product, the condition being treated, the design of the protocols, the time to recruit patients and the review process conducted by the FDA. The registration time for products taken internally can take much longer than for topical agents. The costs of a complete clinical trial can be significant, depending on the intended application. The Company may not conduct any clinical trials itself, but may enter into strategic alliances or licensing agreements with larger companies, which can support the costs of such trials.

In Canada and Europe, similar procedures must be followed but there may not be a requirement for Time Kill, MIC or Adsorption and Distribution studies for the skin antiseptic for the approval of human trials. Similarly, the subsequent tests required by the FDA for repeated or prolonged exposure to T36® may not be required for human trials in Canada. However, this will not be known until a Clinical Trial Application (“CTA”) is submitted to Health Canada and a response is received from Health Canada. A CTA is provided to Health Canada to seek permission to undertake human trials or to determine what further testing may be required before human trials can begin.

A set of standards referred to as “EN Standards” guide the processes for registration of therapeutic products in Europe. EN or FDA standards are generally accepted by Health Canada. The objective is to undertake testing that will satisfy all three major jurisdictions. There are minor differences that lead to increased costs, but management has decided that it is more economical to absorb these costs initially rather than conduct separate testing for each jurisdiction.

The Company has nearly completed the preparation of a CTA for Health Canada for the use of T36® as a skin antiseptic. A similar proposal will be made to the EMA in due course.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Product development (continued)

In other parts of the world, FDA or EMA testing is generally accepted for registration applications. If the company decides to register the products in China, it is likely that the testing will have to be repeated in China unless there is harmonization of the requirements in the meantime. In the People’s Republic of China (“China”), the Company must have its products tested for toxicology and efficacy at the Centers for Disease Control (“CDC”). The Chinese CDC should not be confused with the CDC in Atlanta, Georgia, although both organizations share the same name. Upon completion of successful testing at the CDC, products can be registered for sale within China.

Foreign registration of securities

In 2005, the Company decided to pursue the registration of its securities in the US (“US Registration”) Accordingly, in March, 2006, the Company filed a Form 20-F which is a Registration Statement Pursuant to Section 12(b) of (g) of the Securities Exchange Act of 1934 (“20-F”) with the Securities and Exchange Commission (“SEC”) in Washington, DC. This document, submitted for the year-end June 30, 2005, and other documents related to the registration of the Company’s securities in the US, can be viewed at www.edgar.com by searching for ALDA Pharmaceuticals Corp. On April 18, 2006, the SEC responded with a number of questions and requests for further information. On deciding to continue with the US Registration, the Company announced in a news release dated September 13, 2007, that Berris Mangan resigned as the Company’s auditor due to a decision by Berris Mangan to focus its practice on TSX-listed companies with Canadian reporting responsibilities. The Company confirmed that there are no “reportable events” (as such term is defined in National Instrument 51-102 of the Canadian Securities Administrators) and appointed HLB Cinnamon Jang Willoughby, Chartered Accountants (“CJW”) as the interim auditor to conduct the year-end audit. At the Annual General Meeting of the Company, held on December 12, 2007, CJW was appointed as the Company’s auditor.

On September 26, 2007 the Company retained the services of Stanislaw Ashbaugh, LLP (“Stanislaw”), located in Seattle, Washington, to assist the Company with U.S. securities law matters as announced by the company in a news release dated October 2, 2007. Stanislaw acts as general corporate counsel to private and public companies engaged in a wide variety of business activities, including middle-sized and emerging growth companies. Of particular interest to ALDA, the broad range of counsel provided by the Corporate/Securities Law Group includes compliance and reporting under federal and state securities laws and secondary financings.

On March 12, 2008, the Company announced that the June 30, 2006 20-F registration statement was filed on the SEC's EDGAR system. By May 9, 2008, the Company had filed the June 30, 2007 20-F registration statement and all of the quarterly reports to March 31, 2008. In the 2006 and 2007 20-F’s, the issues raised by the SEC in their letter of April 18, 2006 were addressed and the SEC advised Stanislaw that the Company did not need to file a direct response to the letter. A market maker, Pennaluna & Company (“Pennaluna”), located in Coeur d’Alene, Idaho was selected by the Company and information requested from officers and directors was provided to Pennaluna, which, in turn, submitted the required documentation to the Financial Industry Regulatory Authority (“FINRA”), an independent regulator for all securities firms doing business in the United States. FINRA reported back to Pennaluna that the SEC had “outstanding comments”. Stanislaw then advised the Company that the SEC had reversed its earlier instructions and that the Company was required to directly respond to the SEC letter of April 18, 2006. On September 25, 2008, a direct response to the questions raised by the SEC was provided. On October 23, 2008, the Company received another 32 questions and requests for additional information from the SEC and was instructed to revise the 2007 20-F accordingly. The matters raised by the SEC were addressed by the Company and the responses were submitted to the SEC on December 3, 2008. On December 29, 2008, the SEC provided seven more comments and questions to the Company. The Company asked the SEC if responses could be submitted in a letter for the SEC to review and, if found acceptable by the SEC, a second revision of the 2007 Form 20-F would then be provided by the Company. The SEC agreed to that approach and the required letter was filed with the SEC on January 12, 2009. The SEC responded that the Company’s responses were satisfactory and a second amendment of the Form 20-F was filed on EDGAR on February 17, 2009. On March 17, 2009 the Company received a letter from the SEC stating that the SEC had no further comments on the 2007 Form 20-F. By March 27, 2009 the Company filed the 2008 Form 20-F and quarterly reports for September 30 and December 31, 2008 on EDGAR. On April 20, 2009 the Company’s common shares were added to the OTC Bulletin Board System under the symbol “APCSF”. At this time, the trading of the company’s shares is very limited. The Company cannot guarantee that there will be a market for the Company’s common shares in the United States or that there will any significant amount trading in the company’s shares for the foreseeable future. Although the company has market maker, Pennaluna & Company, located in Coeur d'Alene, ID, there is no guarantee that a market will develop for the company’s shares.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors

Risks pertaining to the Company:

The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results.

The Company has been operating only since November, 2003, and has had limited revenues and operating losses each year. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. This conclusion is based on the fact that at the beginning of operations, expenses were relatively high due to the costs associated with starting up a new venture, such as the costs of manufacturing product, warehousing, preparing new marketing materials and securing facilities and equipment. After these start-up costs had been absorbed, the cost of goods became stabilized. However, at the end of the 2004 and 2005 fiscal years, there was a significant write-down of the assets purchased in the Qualifying Transaction due to revenues not meeting expectations. In addition, there have been extraordinary legal costs associated with a legal action, described elsewhere, commenced by a competitor, gains on a legal settlement over a trademark dispute and an action launched by the Company against a competitor that resulted in a settlement. The Company is now engaged in a program of product testing to register a number of therapeutic products. This testing is costly and time consuming and the Company does not have sufficient funds to undertake all of the testing that is required to satisfy the requirements of regulatory agencies. Accordingly, the Company requires outside funding to compete these tests. As funds are raised, they will be invested in the testing and the Company will continue to accumulate losses that are proportional to the funds raised and spent on testing. These past events and future plans make predictions of future periods difficult.

The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business.

Based upon current plans to introduce T36® Disinfectant into additional markets in Canada and internationally, pursue the patent applications and regulatory approvals for the T36® technology, develop new products, maintain the Company’s public listing on the TSX-Venture Exchange and support the continued registration of its securities in the US, the Company expects to incur operating losses in future periods. These loses will occur because there are continuing expenses associated with the marketing and production of the Company’s products, research and development, intellectual property protection, registration of products with regulatory bodies, legal and accounting fees, the maintenance of its public listing and other expenses associated with running an operating business. Even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in clinical testing and registration of its therapeutic products and will need to raise significant amounts of new funding to complete these activities. Also, the Company may not be successful in generating significant revenues from therapeutic products in the future. Failure to generate more revenues could cause the Company to contract or go out of business.

If the Company raises further funds through equity issuances, the price of its securities could decrease due to the dilution caused by the sale of additional shares.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current shareholders to experience dilution and possibly lower the trading price of its shares. Such securities may grant rights, preferences or privileges senior to those of the Company’s common shareholders. The Company is not profitable and will not be profitable for the foreseeable future under its current development plan. The Company plans to issue further equity to raise funds as necessary to continue operations and fund its program of research and development, patent protection and regulatory approvals. As a result, an indeterminate amount of dilution of the Company’s capital stock will occur.

The Company has issued a limited number of shares out of its authorized capital of an unlimited number of common shares, which could be dilutive and negatively affect the share price.

Having an unlimited number of authorized but unissued common shares could allow the Company’s Directors and Officers to issue a large number of shares without shareholder approval, leading to significant dilution of current shareholders and possible lowering of the share price.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

The Company could enter into debt obligations and not have the funds to repay these obligations.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company might not be able to repay indebtedness. The Company is investigating debt financing as a means to purchase all of the business and undertakings of a pharmaceutical manufacturing firm as announced by the Company on February 23, 2009.

The Company has a history of generating limited revenues and the continuing failure to generate further revenues could cause the Company to cease operations.

The Company has no history of pre-tax profit and in the previous three years has had only limited annual revenues for each of the years it has been operating. The Company sustained operating losses for each of its fiscal years and has sustained significant accumulated operating losses. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. The Company may not be successful in generating revenues or raising capital in the future. Failure to generate revenues or raise capital could cause the Company to cease operations. The auditor’s reports to the shareholders are expressed in accordance with Canadian reporting standards, which do not require a reference to conditions and events that cast substantial doubt on the Company's ability to continue as a going concern when these are adequately disclosed in the financial statements. In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Had the Company’s financial statements been audited by US auditors, the Company may have received a “going concern” qualification. A “going concern” qualification, or the existence of a basis for such a qualification, could negatively affect the Company’s ability to raise capital.

The Company’s future performance is dependent on key personnel. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company.

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. Dr. Terrance G. Owen is the President, Chief Executive Officer and a Director. Peter Chen is the Secretary, Chief Financial Office and a Director. Dr. Linda Allison, Dr. Ronald Zokol, Dr. William F. McCoy and Eugene Hodgson are independent Directors. Dr. Allison, Mr. Chen and Mr. Hodgson are members of the Audit Committee. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company’s business, results of operations and financial condition. There is no assurance that key personnel can be replaced with people with similar qualifications within a reasonable period of time. The Company currently does not carry any key person insurance on any of the executives or members of the board of directors. The only contracts in place with any of the employees, officers or directors of the Company are with Terrance Owen and Peter Chen. The Company currently has Directors and Officers insurance in place. However, if for any reason, the Company cannot maintain such insurance, it is possible that some or all of the Directors may resign. If any or all Directors resign, there is no assurance that new Directors can be found to replace any directors who resign.

The Company has not declared any dividends since its inception in 2000 and has no present intention of paying any cash dividends on its common shares in the foreseeable future.

The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common shares in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

The Company’s future performance is dependent on key collaborators and a loss of any collaborators could have a material adverse effect on the Company by reducing or eliminating the ability of the Company to manufacture or sell its products.

The Agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”), which allowed manufacturing and marketing in Fujian province in China has been transferred to He-Yi She Ye Limited (“He-Yi”) and expanded to cover marketing in all of China. The relationship with He-Yi is important because registration and manufacturing of T36® Disinfectant in China depends on the successful completion of the required applications to other provinces in China by He-Yi and issuance of the appropriate registrations by the Chinese government agencies. At this time, the Company has no other agent working on its behalf in China. If He-Yi were to fail or go out of business, the Company would have to find another agent to represent its interests in China. This would delay the registrations in China and lead to reduced revenue expectations. If He-Yi is not able to produce or sell the Company’s products this would lead to reduced revenue expectations and a new agent may have to be found.

There is no assurance that the patent applications filed for the T36® technology or for other products will be approved, and failure to obtain such approvals could leave the Company with no protection for its intellectual property and reduced sales.

Patent protection of the T36® technology is very important to the Company’s current and future products because the T36® Disinfectant technology is the basis for most of its products. Although patents have been allowed in the United States, China and Australia, there is also no assurance that these patents will not be challenged or that future patent applications will be successful. A lack of patent protection would significantly alter the competitive environment and possibly allow competitors to infringe on the technology of the Company’s business. Reduced revenues and lack of future products could result from such infringement.

There is no assurance that the Company will be able to secure the funds needed for future development, and failure to secure such funds could lead to a lack of opportunities for growth.

Many of the Company’s products require very costly laboratory testing to establish toxicity, efficacy and analytical methods and clinical trials to establish effectiveness and safety on human subjects. This testing is required in order to obtain required regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU. A lack of funds would impair the ability of the Company to complete such tests. A lack of funds would also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale. If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation. The Company may seek such additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

There is no assurance that research and development being conducted by the Company to create new products will be successful.

The Company is conducting research and development on new products, but the outcomes of research and development are never certain. For example, there is no assurance that any new products will be developed or that any new products that do result will have a competitive advantage or market acceptance, will not be superseded by the new products of competitors, will not infringe on the patents of other companies or that other companies will not develop products that infringe on patents obtained by the Company for its new products. The Company has completed the formulations for new products but still needs to conduct the toxicity and efficacy tests and establish the analytical methods required to obtain regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU.

The Company and the Company’s products have limited brand awareness which limits the ability of the Company to gain credibility from prospective customers and to sell its products into new markets.

Market knowledge of the Company’s name is limited. The Company will need to devote considerable resources to educate new markets about the products the Company offers. In establishing new markets, the Company will be competing with companies that are potentially already entrenched in such markets or may be better funded than the Company. The ability of the Company to raise brand awareness will depend on its ability to raise the money required to undertake such an intensive marketing effort. As noted elsewhere, there is no assurance that the Company can raise funds required for such an investment in marketing.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

The Company has limited sales and marketing experience and can provide no assurance that the Company can keep its current customers or gain new ones.

The Company has limited experience in marketing and selling its products and the Company has only two sales and marketing people. , One person has less than four years experience and has only part-time duties in sales and marketing. The second person has more sales and marketing experience but was hired in May, 2009 and has no experience with the Company or with the Company’s products. The Company will have to expend substantial funds to promote and develop its products. The Company’s success in this regard will depend on the quality of its products and its ability to develop and implement an effective sales and marketing strategy. Current plans call for the expenditure of significant funds over the next 18 months for marketing activities. Failure to achieve the marketing objectives will have a material adverse effect on the Company and on its results of operations and financial condition.

Conflicts of interest may exist for Directors and Officers which may inhibit their ability to act in the best interests of the Company and its shareholders leading to possible impairment of the Company’s ability to achieve its business objectives.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are directors and officers of other companies. The directors and officers of the Company will be required by law to act in the best interests of the Company. They will have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies and, in certain circumstances, this could expose the Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives. Terrance Owen has been the Secretary of Bi-optic Ventures Inc., an inactive company listed on the TSX-Venture Exchange, since September, 2002 and a Director of this same company since September, 2006. As a non-management Officer and Director of Bi-Optic Ventures Inc., Terrance Owen spends up to two hours per month on the business of Bi-Optic Ventures Inc. Terrance Owen controls a company, Duft Enterprises Corp., that owns the building in which the Company is located and the Company pays rent to Duft Enterprises Corp. Peter Chen is not a Director or Officer of any other company. Neither Peter Chen nor Terrance Owen is a Director or Officer of any companies that compete with or provide services that are similar to those of the Company.

Management of the Company can, through their stock ownership in the Company, influence all matters requiring approval by the Company’s shareholders.

Management of the Company as at June 30, 2008, collectively own approximately 3% of the Company's issued and outstanding common shares at that date. These shareholders, if acting together, could significantly influence all matters requiring approval by the Company's shareholders, including the election of directors and the approval of mergers or other business combination transactions. Management may not make decisions that will maximize shareholder value and may make decisions that will contribute to or cause the entrenchment of management.

Risks Pertaining to the Industry:

Registration of products may not occur in a timely manner which could lead to delays in product introductions, reduced revenue expectations and extra costs to conduct further tests to satisfy regulatory agencies.

Government agencies, such as the EPA and the Food and Drug Administration (“FDA”) in the United States and Health Products and Food Branch in Canada, need to provide approvals of the Company’s products prior to any sales of these products. To obtain such approvals, the Company must submit extensive amounts of information on the efficacy, toxicology, carcinogenicity, mutagenecity and other testing of the products that it is trying to register. After all of the information is provided, the agencies can request supplemental information and further testing. Once all of the requirement for documentation is satisfied, the agencies can take an indeterminate amount of time to provide approvals for the Company to market its products. Significant delays could lead to slower revenue growth than anticipated. In addition, regulatory delays can allow time for competitors to devise strategies to prevent or reduce market penetration. There is no assurance that government agencies will accept for registration any of the Company’s products.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

There is a risk that the Company’s intellectual property infringes upon the rights of other companies, which could lead to reduced revenues, reduced margins due to sanctions against the Company, outright withdrawal or prohibition of products or trademarks from the market and significant costs for legal defense against infringement claims, re-branding of products and revised marketing materials.

The Company is unaware of any infringement claims being made against the Company or its products or processes except that Triosyn Holdings Inc. indicated it would file an objection to the Company’s proposed trademark T36 DisinfexTM. However, no objection was filed by the deadline of April 12, 2009. In the future, there can be no assurances that third parties will not assert infringement claims in the future or require the Company to obtain a license for the intellectual property rights of such third parties. There can be no assurance that such a license, if required, will be available on reasonable terms or at all. If the Company does not obtain such a license, it could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such a license could be prohibited.

There is a risk that earlier inventions may exist that invalidate the Company’s patent applications so that the Company may not be able to sell any infringing products.

Since patent applications are maintained in secrecy for a period of time after filing, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first creator of inventions covered by pending patent applications, or that it was the first to file patent applications for such inventions. The Company might have to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention, at substantial cost. There can be no assurance that the Company’s patents, if issued, would be held valid or enforceable by a court. The Company has patents issued in the United States, China and Australia and patent applications filed in the European Union, Canada, and Singapore. These patent applications seek intellectual property protection for the basic formulation of the T36® formulation and the method for making it.

There may be limited ability to defend the patents if and when they are issued, leading to loss of sales that might otherwise be realized if the Company was in a position to defend its patents.

Litigation among pharmaceutical companies can be intense and costly. The Company might not have the financial ability to defend its patents, if issued, against larger industry players. Litigation may be necessary to enforce patents issued or assigned to the Company, or to determine the scope and validity of a third party's proprietary rights. Additionally, there can be no assurances that the Company would prevail in any such action. An adverse outcome in litigation or as part of an interference or other proceeding in a court or patent office could subject the Company to significant liabilities, require disputed rights to be licensed from other parties or require the Company to cease using certain technology or products, any of which could have a material adverse effect on the Company’s business.

The market for disinfectant products is competitive and well established with a number of large, multinational, widely recognized companies with significant financial and marketing resources selling, and possibly developing, similar products.

Competitors are already well established in the market for disinfectant and antiseptic products and products for the treatment of topical infections. The introduction of new products into these existing markets could be met with aggressive marketing, price cutting and distribution impediments by competitors. To obtain market share, the Company’s business must penetrate a market with established competitors and obtain sufficient recognition to be able to displace the existing products. Substantial funds will have to be spent on marketing and education to achieve these objectives. Competitors may be developing new technologies and new products that will offer significant improvements over existing products, including those offered by the Company. There can be no assurance that others will not independently develop similar products, duplicate any of the Company’s products or, if patents are issued to the Company, design around such patents. There can be no assurance that a competitor's technology or product would be found to infringe the Company’s patents. In the disinfectant market, key competitors include Germiphene Corporation, Virox Technologies, Inc., JohnsonDiversey Inc., Advanced Sterilization Products, Reckitt Benckiser and Metrex Research Corporation. All of these companies are well established and sell disinfection products into the same markets served by the Company. In the therapeutic markets being targeted by the Company, a number of large competitors, such as Johnson and Johnson, Cardinal Health, Reckitt Benckiser and Ortho Pharmaceutical are well established. Such large and aggressive competitors can deploy their significant resources to prevent a new competitor, such as the Company, from securing market share.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

The Company’s T36® Disinfectant is composed of various chemicals that may pose risks due to flammability and possible health risks.

One of the main components of T36® Disinfectant is ethanol, which is flammable and has a flash point (the minimum temperature at which the liquid produces a sufficient concentration of vapour above it that it forms an ignitable mixture with air) of 13 oC. Bitrex, which is added to ethanol as a denaturant to prevent the consumption of the ethanol, is also a fire retardant and raises the flash point of T36® Disinfectant to 24oC. The transport and storage of T36® Disinfectant can pose a fire hazard if shipped or stored in sufficient quantities. The Company uses an independent warehousing company to store and ship T36® Disinfectant. The warehouse is fully equipped with fire suppression equipment according to the relevant regulations established by the municipal, provincial and federal governments. T36® Disinfectant is shipped by ground only in cases of 4 bottles holding 4 litres each or 12 bottles holding 0.48 litres. In these quantities, T36® Disinfectant is not classified as a “Dangerous Good” under Sections 1.15, 1.16 and 1.17 of the “Transportation of Dangerous Goods Act” administered by Transport Canada. As a result, no special regulations apply to the shipping of T36® Disinfectant by ground within Canada. There is no guarantee that special shipping regulations will not be applied to shipments of T36® Disinfectant in the future or in other jurisdictions, such as the United States.

Two potentially toxic components of T36® Disinfectant are present in low concentrations compared to their LD50 levels (the amount of the substance that kills 50% of the test population of experimental animals when administered as a single dose). O-phenylphenol (“OPP”) in pure crystalline form is considered to be a possible carcinogen and eye contact can cause severe irritation or burns with possible eye damage (Concentration in T36® Disinfectant = 2,800 ppm, oral LD50 = 2,480 mg/kg in rats) For some individuals, o-phenylphenol can also irritate the skin. Benzalkonium chloride (BZK) supplied as a 50% solution in water, has been reported to cause allergic reactions and the swelling of the mucosa when used as nose sprays on a continuous, long-term basis by sensitive users (Concentration in T36® Disinfectant = 2,000 ppm, oral LD50 = 300 mg/kg in rats). The Company does not directly handle, store, use or dispose of OPP or BZK in pure form but only in their highly diluted form in T36® Disinfectant. Further, because the denatured alcohol that contains Bitrex to prepare T36® Disinfectant, the consumption of significant amounts of T36® Disinfectant is not possible. Therefore, it is unlikely that anyone can be poisoned or otherwise harmed through the proper use of T36® Disinfectant as instructed by the Company.

Toxicology studies conducted for the company by Product Safety Labs (“PSL”), located in Dayton, New Jersey, have confirmed that T36® Disinfectant has no harmful effects on animals except as reported below by PSL:

•

Acute inhalation (rat): LC50 > 2020 mg/m3. Difficulty breathing, irregular respiration, lethargy and discharge from nose and eyes reported.

•

Acute oral (rat): LD50 > 5000 mg/kg. Lethargy and hunched posture reported.

•

Acute dermal (rat): LD50 > 2000 mg/kg. No systemic effects observed.

•

Effects not observed but possible based on individual ingredients may include: ataxia, loss of coordination, drowsiness, intoxication, nausea and vomiting.

However, T36® Disinfectant is classified as a moderate eye irritant. Although T36® Disinfectant is not measurably toxic if used as directed, it is possible that regulations against these chemicals may become more restrictive and affect the ability of the Company to market its products in certain jurisdictions without additional warning labels. The chemicals present in T36® are biodegradable and do not pose a threat to the environment. However, given the attention that any chemicals may attract from environmental groups, it is possible that negative publicity about these chemicals could affect the ability of the company to market its products in certain jurisdictions. There are persuasive arguments and credible scientific evidence that is available to support the safety of T36® Disinfectant, but such an educational effort on the part of the Company would require funds to be spent and would affect the profitability of the Company.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

Risk Factors (continued)

The Company has a limited number of customers and is dependent on a few key accounts to maintain its current levels of sales.

The key customers for which sales account for more than 10% of total revenues are:

•

Esthetics Plus, Inc.: A distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period,

•

Sinclair Dental Limited: A distributor to the dental market and a customer of both API and the Company for 8 years,

•

The Stevens Company Limited: A distributor to the scientific and medical markets and a customer of both API and the Company for 8 years, and

•

VWR International: A distributor to the laboratory market and customer of API and the Company for 8 years.

•

Product Distribution Centre: A distributor that is owned by the provincial government of BC, supplies the province’s public sector consumers within BC and a customer of the Company and API for 8 years.

The Company currently sells its T36® Disinfectant through these distributors and is introducing new products, such as the T36® Disinfectant Wipes, T36® Antiseptic Hand Sanitizer, T36 DisinfexTM Disinfectant Cleaner Wipes and T36® Disinfectant Cleaner CONCENTRATE. The current sales and the plans to introduce the new products through these distributors would be disrupted if any of these distributors stopped representing the Company. The result would be a reduction in the Company’s revenues until new distributors could be found. It is possible that new distributors could not be found and the Company would have to try to sell its products directly to the end users, leading to a significant increase in marketing and sales costs even if the sales levels could be regained.

1.3

SELECTED FINANCIAL INFORMATION

For the three/ nine month period ended	March 31, 2009	March 31, 2008	March 31, 2007
Revenue	$ 87,752/ $198,223	$ 66,848 / $175,682	$ 72,879/ 194,810
Loss for the Period	219,012/ 765,677	310,891/ 1,006,136	86,061/281,509
Basic and Diluted Loss Per Share	0.00/0.02	0.01/ 0.02	0.00/ 0.01
Cash and Equivalents	1,781,417	2,421,908	2,753
Patent Application	-	87,917	-
Total Assets	1,945,383	2,696,062	116,000
Long-Term Liabilities	-	-	-

During the three and nine month periods ended March 31, 2009, the Company received total gross proceeds of $22,000 and $60,000, respectively, from the exercise of options by the holders. As of March 31, 2009, the Company had a cash position of $1,781,417 to be used as working capital and for general and administrative purposes. The current assets were $1,945,383, with 92% of the current assets attributable to cash and equivalents while current liabilities were $37,214. The Company’s sales increased over the corresponding three-month period for the previous two years. Expenditures resulted in a net loss of $238,074 and $814,189 from operations for the three and nine month periods ended March 31, 2009. During the nine month period ended March 31, 2009, the Company granted 550,000 options priced at $0.20 to certain directors, consultants and employees resulting $20,960 and $137,792 in non-cash stock-based compensation being recognized in the three and nine month periods ended March 31, 2009, respectively. The Company continued to observe higher general and administrative expenses as a result of the services provided by independent consultants who assisted in regulatory submissions to the FDA and Health Canada and the development of the Company’s new line of T36® products. Revenues of $87,752 and $198,223 for the three and nine month periods ended March 31, 2009, respectively, were generated from the sale of T36® Disinfectant and T36® Antiseptic Hand Sanitizer to the dental, beauty and first responder markets. As the new distributor price came into effect on February 15, 2009, revenues increased slightly in the third quarter of 2009. Revenues were less than the costs incurred by the Company at this stage of its development. Two new products, T36® Disinfectant Wipes and T36® “The Wipe” Antiseptic Hand Sanitizer, will be added to the line of commercial and retail products as soon as manufacturing supplies are delivered to the Company.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.3

SELECTED FINANCIAL INFORMATION (continued)

Overview

Over the course of the Company’s operating history, the Company has successfully secured the required government and regulatory approvals to market and sell T36® Disinfectant products in Canada. This has resulted in sales as described in Results of Operations below. To date, all of the Company’s sales have been solely in Canada which, while a developed industrial economy, is not a particularly large market relative to economies such as the United States, China or the European Union (“EU”). To achieve profitability and increase sales substantially, the Company must first secure government and regulatory approval of its products in markets outside of Canada or secure registrations for additional products within Canada. Although sales in Canada have been relatively consistent over the Company’s operating history, the Company has not yet secured the required government and regulatory approvals for the sales of its products outside of Canada except in China through the efforts of the Company’s agent in China. Each government or regulatory jurisdiction tends to require efficacy studies or safety studies of differing content or quality. The regulatory approval process to date has been costly both in terms of working capital and in terms of management time and attention.

The Company has been actively marketing its T36® products since the acquisition of API was completed. In general, the Company’s sales show little significant variation from quarter to quarter. The Company observed a slight increase in sales for the three month period ended March 31, 2009 as a result of an adjustment in distributor price and increased volumes. The Company’s sales during the three month period ended March 31, 2009, and the last two corresponding quarter ended March 31, 2008 and 2007 were $ 87,752, $ 66,848 and $ 72,879, respectively. Quarterly variations are mostly due to the timing of invoices and when revenues are booked. The unit cost of sales has been increased as a percentage of sales over the past corresponding quarters due to an increase in cost of production and storage fees. The Company continues to operate overall with a significant loss from operations. This reflects, to a great extent, the costs associated with pre-clinical trials, the work being done to register its products for sale in jurisdictions other than Canada and ongoing administrative, management and intellectual property protection costs. To generate a net profit, the Company believes that it must register its products for sale in another major market, such as the United States or the EU, achieve significant royalties from sales in China or both, achieve sales economies or achieve significant sales of its newer products, such as the T36® Antiseptic Hand Sanitizer, T36® Disinfectant Cleaner Concentrate, T36® Disinfectant Wipes and T36® “The Wipe” Antiseptic Hand Sanitizer. However, even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in clinical testing and registration of its therapeutic products in Canada, the EU and the US through Health Canada, the EMA and the FDA, respectively. This will lead to continuing and unpredictable losses for the foreseeable future.

To accomplish these goals, the Company will need to raise significant amounts of new funding and the expenses associated with these activities will affect the ability of the Company to show a profit until they are completed.

Trend information

There are no markets or other trends which the Company believes materially affect its business prospects other than small seasonal dips in sales observed during the summer months and over Christmas and into the New Year. The Company’s existing customers and the general public are becoming more aware of T36® products. The continuing spread of antibiotic-resistant bacteria and the recent swine flu outbreak are contributing to this awareness and a perception that there is a growing need or demand for products similar to those the Company produces. This has resulted in growth in the market for disinfectant products, in particular consumer products which provide antibacterial soaps and lotions. No reliable quantification of the growth these product sales have experienced is available and no growth or future growth can be reliably predicted. The Company believes that its revenues will increase as new products, based on the T36® formulation are launched. Subsequent to the date of reporting, the Company will have 5 products ready for the current distributors: T36® Disinfectant, T36®Antiseptic Hand Sanitizer Gel, T36® Disinfectant Cleaner Concentrate, T36® Disinfectant Wipes and T36® “The Wipe” Antiseptic Hand Sanitizer. T36 DisinfexTM Disinfectant Cleaner Wipes and T36®Antiseptic Hand Sanitizer Liquid are also planned for future release. The Company is waiting for Health Canada to approve the use of the name, “T36 DisinfexTM Disinfectant”, as well.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.4

RESULTS OF OPERATIONS

Sales

During the three and nine month periods ended March 31, 2009, the Company’s sales were primarily due to the sale of T36® Disinfectant through its distributors to the first responders, dental and beauty markets. The Company recorded sales of $87,752 and $198,223 for the three and nine month periods ended March 31, 2009, respectively, as compared to $66,848 and $175,682 for the corresponding periods of last year. The new distributor price has come into effect on February 15, 2009. As usual, no significant quarterly variation occurs from the sale of these products and no new major competitors have appeared in the market nor have any withdrawn from the market.

The Company anticipates that the sales will increase when the new products, listed above, are introduced to the market because the selection of products is broader than before. The Company’s products can now be used for personal hygiene, disinfecting instruments and countertops and for janitorial services. To introduce the new products discussed above, representatives of the Company’s attended the 142nd Annual Spring Meeting (“ASM”) of the Ontario Dental Association (“ODA”) on April 30 and May 1, 2009.

Cost of Sales

For the three month and nine month periods ended March 31, 2009, the cost of sales incurred was $70,263 and $156,077, representing 80% and 79%, respectively, of total sales as compared to $ 43,651 and $112,100, representing 65% and 64%, respectively, of total sales for the corresponding periods of the 2008 fiscal year. Cost of sales includes the direct costs of the inventory sold during the period plus warehousing costs, shipping and handling charges. The cost of sales increased over the quarters of current fiscal year in comparison to prior corresponding quarters of 2008 fiscal year, was primarily due to an increase in cost of raw materials, particularly ethanol. Warehousing costs and handling charges also increased significantly due to the termination of the agreement with Norwood packaging which had been storing the Company’s inventory as part of their contribution to the agreement. As a result, the Company returned to a third party warehousing provider to store and ship all of its inventory. New distributor prices came into effect on February 15, 2009 to help mitigate the increase in cost of production and storage costs.

Gross Profit

For the three month and nine month periods ended March 31, 2009, the Company recorded a gross profit of $17,489 and $42,146, respectively. A gross profit of $23,197 and $63,582 was recognized in the corresponding quarters of the previous fiscal year. Gross profit declined over the reported periods as a result of an increase in cost of production and warehousing as described above in the preceding paragraph, “Cost of Sales”.

Advertising and Promotion

Advertising and promotion costs for the three and nine month periods ended March 31, 2009 were $5,448, and $11,336, respectively, and $6,288 and $20,430 for the three and nine month periods ended March 31, 2008, respectively. Samples of newly launched products, including T36® Antiseptic Hand Sanitizer were sent to current and potential distributors. New sale sheets for the products have been prepared for distribution and are available on the Company’s website. Management anticipates that these activities will increase again during the current fiscal year as marketing initiatives are implemented to introduce the new products that have been developed and recently approved by Health Canada.

Consulting

Consulting fees for the three and nine month periods ended March 31, 2009 were $115,229 and $366,202, respectively, compared to $140,763 and $568,038 in the corresponding quarters of last year. As a result of previously granted options, non-cash compensation expenses of $46,768 were recognized under consulting fees for the nine months ended March 31, 2009 as disclosed in Note 7(b) of the accompanying financial statements. In the corresponding nine month period of the 2008 fiscal year, the Company recorded non-cash compensation expenses to consultants of $277,945. Included in the consulting fees for the three and nine month periods ended March 31, 2009 were $81,000 and $243,000, respectively, paid to executives of the Company in remuneration for their services to the Company. Information on related party transactions is provided in Note 9 of the interim consolidated financial statements. In addition, the consulting fees included fees paid to third party consultants to carry out ongoing projects including branding, marketing, and product development.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.4

RESULTS OF OPERATIONS (continued)

Investor Relations

The investor relations activities amounted to $26,797 and $110,274 for the three and nine month periods ended March 31, 2009, respectively, as compared to $40,192 and $75,984 incurred in prior corresponding periods ended March 31, 2008, respectively. Freeform Communications, Inc. (“Freeform”) was paid a total of $12,000 and $36,000 for their services to the Company for the three and nine month periods ended March 31, 2009, respectively, as compared to $12,000 and $34,000 paid to Freeform in the corresponding periods for the previous year. Included in this category for the nine month period ended March 31, 2009 and 2008 was non-cash stock-based compensation of $68,868 and 23,271, respectively, for various options granted to Freeform and fees of $2,041 and $3,364 paid to Marketwire for the dissemination of news releases.

Legal and Accounting Fees

Legal and accounting fees totaled $7,905 and $43,550 for the three and nine month periods ended March 31, 2009, respectively, compared to $13,941 and $44,607 incurred in the corresponding periods of the previous year. An increase in legal and accounting fees was partly due to the ongoing foreign securities registration assisted by Stanislaw Ashbaugh LLP. Legal fees incurred in the periods consisted of advising the Company on general legal matters, attending to preparation of required and revised documentation to the TSX Venture Exchange and the securities commissions and reviewing Form 20-F documents for the registration of the Company’s securities in the United States. Accounting fees consisted of consultation fees and auditing of the Company’s annual financial statements.

Product Registration and Development Costs

Total costs incurred in this category for the three and nine month periods ended March 31, 2009 were $49,822 and $159,788, respectively and $68,307 and $88,657 for the three and nine month periods ended March 31, 2008, respectively. The expenses related to development activities, which do not meet generally accepted criteria for deferral, and research activities are expensed as incurred. Costs expensed in the quarter included continuation of US patent application, ongoing registration of “T36 Disinfex” as a trademark in Canada, testing fees paid to independent regulatory consultants in Canada and US to pursue the registration and pre-clinical testing for the T36® therapeutic applications of the Company’s therapeutic products.

Wages and Benefits

Wages and benefits were $19,812 and $80,106 for the three and nine month periods ended March 31, 2009 as compared to $16,062 and $165,698 for corresponding periods of last year. Costs in this category include the wages paid to accounting and administrative assistance and to sales and marketing staff. A new Account Manager has been hired to promote T36® products so wage costs will increase. Non-cash compensation expenses of $22,156 and $124,112 were recognized in wages and benefits for the nine month period ended March 31, 2009 and 2008, respectively.

Loss from Operations

The Company continued to have loss from operations of $238,074 and $814,189 for the three and nine month periods ended March 31, 2009, respectively as compared to $332,554 and $1,044,389 for corresponding quarters of last fiscal year. The Company observed higher losses in the nine month period 2008 largely due to a total of non-cash stock based compensation expenses of $425,328 being recognized in the statement of operations. There was not a significant difference between non-cash stock based compensation expenses for the three month period ended March 31, 2008 and 2009. The details of non-cash compensation are disclosed in Note 7(b) and in the Consolidated Statements of Cash Flows in the interim consolidated financial statements. During the nine month period ended March 31, 2009, the Company granted 550,000 options to purchase the Company’s common shares at an exercise price of $0.20 to certain directors, consultants, officers and employees. Including various granted options that were vested during the quarters, non-cash stock based compensation of $137,792 being recognized in the statement of operations during the nine month period ended March 31, 2009. Sales are not yet sufficient to cover all of the expenditures of the Company. Product registration and development costs remain higher than revenues due to the employment of independent consultants to assist with satisfying the requirements of the FDA, EMA and Health Canada, to evaluate the potential applications and development of the Company’s T36® technology and to determine the regulatory pathways to commercialization.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.4

SUMMARY OF QUARTERLY RESULTS (continued)

Management continues to work towards adding new products, including T36® Antiseptic Hand Sanitizer Gel, Liquid and Wipes, T36 DisinfexTM Disinfectant Cleaner Wipes, T36 DisinfexTM Disinfectant Liquid and Wipes, T36® Disinfectant Cleaner CONCENTRATE to satisfy the demand from the current market. The pursuit of the new therapeutics products requires the Company to invest continuously in product development, clinical trials, product registrations and intellectual property protection. As a result, further losses are anticipated for the foreseeable future.

Other Income (Loss)

Gains on bank deposits for the three and nine month periods ended March 31, 2009 were $19,062 and $48,512, respectively as compared to $21,663 and $38,253 recorded in the corresponding periods of last year. This income mitigates the losses incurred from operations.

Loss for the Year

The losses for the three month and nine month periods ended March 31, 2009 were $219,012 and $765,677, compared to $310,891 and $1,006,136 incurred in the corresponding periods of the prior year. A major portion of the overall loss for the nine months ended March 31, 2008 was $425,328 of non-cash, stock based compensation expenses compared to $137,792 for the nine months ended March 31, 2008. These and other non-cash expenses resulted in a loss from operations of $197,570 and $626,440 for the three and nine month periods ended March 31, 2009, respectively. In the three and nine month periods ended March 31, 2008 the cash losses were $284,018 and $571,602, respectively. The decline in the cash losses for the three month period ended March 31, 2009 compared to the same period in 2008 were primarily due to an overall reduction in expenditures on consulting, legal fees, product registration and development, marketing and travel. However, during the nine month period ended March 31, 2009 cash losses had increased relative to the same period in 2008 primarily due to lower gross profits, as explained above, and higher expenditures on product registration and development in the first two quarters of the 2009 fiscal year.

Use of Proceeds

The net proceeds received from the closing of recent private placements are being used for working capital and for general and administrative purposes.

1.5

SUMMARY OF QUARTERLY RESULTS

Period Ended	Mar/09	Dec /08	Sept/08	Jun/08	Mar/08	Dec/07	Sept/07	Jun/07	Mar/07
Revenue	87,752	54,811	55,660	73,359	66,848	53,298	55,537	61,433	72,879
Net Loss	219,012	282,801	263,864	931,597	310,891	564,163	131,084	280,581	86,061
Loss/Share	0.00	0.01	0.01	0.02	0.01	0.01	0.01	0.00	0.00
Total Assets	1,945,383	2,153,766	2,342,449	2,533,975	2,696,062	1,946,087	1,255,681	854,166	176,316

As new distributor prices came into effect on February 15, 2009, the Company observed an increase in sales. However, the Company’s sales have shown no significant variation from quarter to quarter. The difference is attributable to the timing of ordering and invoicing and some seasonality as described above. The Company observed that the cost of production and storage fees increased during the reported quarters, as described above, resulting in an increase in cost of goods. Operating expenses vary from quarter to quarter depending on the activities taking place such as registering T36® products in major markets, pursuing clinical trials, seeking expert advice on product regulatory issues, re-branding and advertising current and new lines of products and seeking registration of the Company’s securities in the US. Comparatively, greater losses were incurred in the prior year’s quarters due to the non-cash stock-based compensation expenses resulting from granting of the Company’s stock options.

As at March 31, 2009, the Company had cash and equivalents of $1,781,417, representing 92% of the total assets while accounts payable and accruals were $37,214. The working capital will be used for general and administrative purposes and to fund pre-clinical testing for the T36® therapeutic applications of the Company’s therapeutic products.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.6

LIQUIDITY

Although the Company generates some revenues from the sale of its lead product, T36® Disinfectant, sales are mainly occurring in Canada. The Company has also established a plan for the development, testing, registration and marketing of therapeutic applications of the T36® formulation. Management has been and continues to evaluate the possibility of acquiring technologies that are complementary to T36® technology and launching similar types of product lines in the near future. As disclosed in a news release dated February 23, 2008, the Company has entered into a Letter of Intent to acquire a pharmaceutical manufacturing company for $6 Million and 2 Million shares. The Company will need to undertake further financing in order to complete this acquisition and to pursue its other plans. These financings will lead to the dilution of current shareholders of the Company.

1.7

CAPITAL RESOURCES

During the three month period ended March 31, 2009, 200,000 options granted at $0.11 were exercised; no warrants were exercised during the period. On October 31, 2008, the Company granted 550,000 options to acquire the Company’s common shares at an exercise price of $0.20 per option to certain directors, consultants, officers and employees.

As at March 31, 2009, the Company had 50,091,799 outstanding common shares and a total of 6,677,500 outstanding warrants exercisable at an exercise price range of $0.30 to $0.45 before the date of expiration. The outstanding stock options as at March 31, 2009 were 4,770,000 (4,640,827options were exercisable) at an exercise price range of $0.11 to $0.80 per option. Upon the exercise of outstanding warrants and exercisable options, the Company will have fully diluted outstanding common shares of 61,410,126.

At the time of this report, the Company has sufficient working capital to pursue its development plans and to fund its operations. However, there can be no guarantee that the Company will derive any proceeds from the exercise of outstanding warrants and options. There is no assurance that additional funding will be made available to the Company to fulfill its business objectives. In addition, there can be no assurance that the Company will be able to obtain adequate financing in the future to fulfill its business objectives or that the terms of such financing will be favourable. Many of the Company’s products still require further development, laboratory testing and human testing in order to obtain required regulatory approvals. A lack of funds will impair the ability of the Company to complete such tests. A lack of funds will also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale. If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation. The Company may seek such additional financing through debt or equity offerings, which might alter the capital structure of the Company, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.8

COMMITMENTS AND AGREEMENTS

a)

Effective January 1, 2006, the Company entered into an agreement to lease its office premises over a period of one year. After the first year, a holding over provision is instituted in which the landlord accepts rent from the Company, the new tenancy is a month to month tenancy, subject to the terms and covenants of the lease which are applicable to a month to month tenancy, except that:

(1)

the lease will be subject to termination by the Landlord on one week’s written notice to the Tenant;

(2)

there will be no right of renewal; and

(3)

the monthly Basic Rent payable will be increased by 50% above the monthly basic rent last payable under the lease. This condition has not been imposed on the Company by the landlord because the space has been subjected to an extended period of renovation, the rented area has been has changed and the landlord is a company controlled by a director of the Company.

The Company’s minimum lease payment obligations under the agreement as at July 1, 2008, totaled $26,320, payable in the 2009 fiscal year.

b)

The Agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”), which allowed manufacturing and marketing in Fujian province in China, was transferred to He-Yi She Ye Limited (“He-Yi”) and expanded to cover marketing in all of China. Prior to that transfer of rights, the agent for Fuzhou secured a Certificate of Approval, on August 31, 2006, from the Fujian Centre of Disease Control for T36® Disinfectant after passing all of the required tests. This certificate allowed the agent for Fuzhou to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer. He-Yi has provided a fully equipped manufacturing facility according to the specifications provided by ALDA, to produce the ALDA products. He-Yi will have the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship.

1.9

OFF-BALANCE SHEET ARRANGEMENTS

The Company is not aware of any off-balance sheet transactions requiring disclosure.

1.10

TRANSACTIONS WITH RELATED PARTIES

a)

During the three month period ended March 31, 2009, the Company paid consulting fees of $81,000 (March 31, 2008: $99,813) to companies controlled by directors of the Company.

During the nine month period ended March 31, 2009, the Company paid consulting fees of $243,000 (March 31, 2008: $207,813) to companies controlled by directors of the Company.

b)

During the three month period ended March 31, 2009, the Company paid rent of $6,580 (March 31, 2008: $6,493) to a company controlled by a director of the Company.

During the nine month period ended March 31, 2009, the Company paid rent of $19,740 (March 31, 2008: $19,479) to a company controlled by a director of the Company.

These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.11

THIRD QUARTER EVENTS, 2009

As a result of new pricing came into effect on February 15, 2009, the Company observed an increase in sales during the three month period ended March 31, 2009; however there were no significant variation in terms of quantity sold during the quarter as compared to the sales recorded in previous 7 quarters. The Company observed that the cost of sales had increased and gross profit was reduced due to an increase in cost of production and storage fees. The Company continued to work with the FDA consultant, Dr. J.S. Hibbard, on an IND submission for FDA. The IND submission, if approved, will allow the Company to complete additional testing before starting human trials. For the IND submission to be approved, it is expected that the testing described in protocols that are now before the FDA will have to be completed. However, the IND submission will likely be provided to the FDA in advance of the testing being done so that the need for the testing is confirmed with certainty. The Company also continued to work with PharmEng Technologies Inc. to prepare a CTA for Health Canada to seek permission to undertake human trials using T36® as a skin antiseptic and athlete’s foot treatment. The SEC accepted the Company’s Form 20-F and the outstanding 2008 Form 20-F and the Form 6-K’s for the quarters ended September 30, 2008 and December 31, 2008 were all filed by March 27, 2009. The Company’s shares were permitted to trade on the OTC BB on April 20, 2009 under the symbol “APCSF”. On March 25, 2009, the Company received notification that a new US patent would be allowed. On February 23, 2009 the Company entered into a non-binding agreement to purchase a pharmaceutical manufacturing facility for $6 Million in cash and 2 Million shares. More detail is provided below. New labels for T36® Disinfectant Wipes and T36® “The Wipe” Antiseptic Hand Sanitizer were prepared. DIN’s for T36® Antiseptic Hand Sanitizer Liquid and Wipes were issued by Health Canada. 200,000 options at an exercise price of $0.11 were exercised but no warrants were exercised during the period.

There were no significant adjustments except that certain comparative figures for the quarter have been reclassified to conform to the presentation adopted for the quarter ended March 31, 2009.

1.12

PROPOSED TRANSACTIONS

In a non-binding Letter of Intent dated February 19, 2009, the Company states its intention to acquire of all of the issued and outstanding shares of any class in the capital of a Pharmaceutical Company in exchange for 2,000,000 common shares the Company and (Cdn) $6,000,000 in cash. There are no existing contracts or commitments between the Company and the Pharmaceutical Company and the Letter of Intent does not constitute a contract or commitment except for the due diligence, termination, standstill, confidentiality, non-disclosure, regulatory, securities trading, reimbursement and governing law provisions described below. Upon completion of successful due diligence by the Company, the parties intend to negotiate and deliver a definitive share purchase agreement.

The Acquisition will be subject to:

•

the policies of the TSX-V and applicable securities laws, approval of the directors of the Company and, if necessary, of the shareholders of the Company,

•

the Company and its solicitors being satisfied with the results of their due diligence which must be completed by June 30, 2009 unless extended by the mutual agreement of the parties,

•

completion of a financing by the Company,

•

satisfaction of shareholders’ loans advanced by shareholders of the Pharmaceutical Company ,

•

the completion of the definitive agreements for the acquisition,

•

a commercial lease agreement and purchase option agreement for the property and other interests which is owned by the shareholders of the Pharmaceutical Company and used by the Pharmaceutical Company for its business,

•

employment agreements for the principals of the Pharmaceutical Company and

•

the availability to ALDA of suitable exemptions from any prospectus or registration requirements under applicable securities laws for the distribution of the payment shares.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.12

PROPOSED TRANSACTIONS (continued)

The shareholders of the Pharmaceutical Company are subject to a “standstill” period during which they will carry on the normal course of the business of the Pharmaceutical Company and will not issue any shares of the Pharmaceutical Company, allow the Pharmaceutical Company to take on any debt or otherwise encumber the shares of the Pharmaceutical Company, dispose of any assets or enter into discussions or negotiations to sell the Pharmaceutical Company to any third party. The shareholders of the Pharmaceutical Company will also provide any information required by the TSX-V and other regulators and will comply fully with all securities laws relating to the purchase or sales of the Company’s securities.

The parties agree not make any disclosure about the proposed transaction except for information that is already public, required to be disclosed by the policies of the TSX-V or by law or by agreement between the parties.

The Company will reimburse the Pharmaceutical Company for all pre-approved costs and expenses incurred by the Pharmaceutical Company in connection with the due diligence and negotiation of the definitive agreements except for the agreements relating to the management contracts, the option to purchase, the lease and the loan repayment. If and when the acquisition is completed, all amounts reimbursed by the Company will be set off and deducted from the (Cdn) $6,000,000 cash payment required for the acquisition.

The Letter of Intent terminates on the earlier of the Company’s determination not to proceed or on August 31, 2009, unless extended by the mutual agreement of the parties. The laws of the Province of BC, Canada, govern the transaction.

1.13

CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the amounts of revenues and expenses for the reporting period. The areas of estimation are the stock-based compensation, estimated useful lives of depreciable assets, and intellectual property. The Company believes that the estimates and assumptions upon which it relies are reasonable and are based on information available to the Company at the time that estimates and assumptions are made. Actual results could differ from those estimates.

1.14a

CHANGES IN ACCOUNTING POLICIES

Adoption of new accounting standards

Effective July 1, 2001, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants Accounting Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments (“CICA 3870”). During the year ended June 30, 2004, CICA 3870 was amended to require the use of the fair value-based method to account for stock Options granted to employees. In accordance with the revised recommendations, the Company has prospectively applied the fair value-based method to all stock Options granted to employees on or after July 1, 2003, whereby compensation cost is measured at fair value at the date of grant and is expensed over the vesting period.

Effective July 1, 2003, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3063, Impairment of long-lived assets (“CICA 3063”). The new recommendations were applied prospectively to all long-lived assets held for use by the Company after July 1, 2003.

The financial statements include a note providing reconciliation to United States Generally Accepted Accounting Standards (“GAAS”).

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

Patent application and development costs include all expenditures attributable to efforts by the Company to develop, and bring to commercial production a new product as well as to acquire legal protections for its proprietary products, such as trademarks and patents. Such amounts are charged as an expense in the period incurred except in circumstances where the market and technical feasibility of the product have been established, and recovery of patent application and development costs can reasonably be regarded as assured and future values can be realized, in which case such costs are capitalized. In the latter case, patent application and development costs are amortized on a systematic basis over the patent life of 20 years. The carrying amounts of intangible assets which are determined to have a finite useful life are amortized on a systematic basis over the useful life of 20 years. At this time, no patent costs or intangible assets are capitalized.

The Company adopted the following new accounting standards issued by the Canadian Institute of Chartered Accountants (“CICA”) relating to comprehensive income, recognition, measurement, disclosure and presentation of financial instruments and hedges. These new accounting standards are applied prospectively beginning July 1, 2007. Adoption of these standards had no impact on the consolidated financial statements for the nine month period ended March 31, 2009.

Section 1530 – Comprehensive Income – This section established standards for reporting and presentation of a statement of comprehensive income. Comprehensive income includes net earnings and other comprehensive income. Other comprehensive income is defined as the change in equity from transactions and other events from non owner sources. Other comprehensive income includes holding gains and losses on certain derivative instruments that are classified as available-for-sale, and gains or losses due to the change in foreign currency relating to self-sustaining foreign operations, all of which are not recognized in net earnings until realized.

Section 3251 – Equity – In addition to Section 1530 (Comprehensive Income), this section establishes standards for the presentation of equity and changes in equity during the reporting period.

Section 3855 – Financial Instruments – Recognition and Measurement – This section established standards for recognizing and measuring financial instruments in the balance sheets and specifying how unrealized or realized gains and losses are to be presented during the reporting period. In accordance with the new accounting standard, all financial assets and financial liabilities are measured at fair value on initial recognition except for certain related party transaction.

Financial instruments have been classified as held-to-maturity, available-for-sale, held for trading, loans and receivables, or other financial liabilities. Financial assets that are held to maturity, other than those held for trading, are measured at amortized cost. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income until realized, at which time realized gains and losses will be recognized in net income. Held for trading instruments are measured at fair value with unrealized gains and losses recognized in the results of operations in the period in which they arise. Loans and receivables are measured at amortized cost using the effective interest method. Any gains or losses on the realization of loans and receivables are included in earnings. Financial liabilities that are not classified as held to maturity are classified as other financial liabilities, and are carried at amortized costs using the effective interest method. Any gains and losses on realization of other financial liabilities are included in earnings. Any transaction costs incurred to acquire financial instruments will be included in earnings.

The Company’s financial instruments consist of cash and equivalents, accounts receivable, prepaid expenses and others, subscriptions receivable, and accounts payable and accrued liabilities. The fair value of these instruments approximates the carrying amounts due to the immediate or short-term maturity of these financial instruments. The Company has made the following classifications:

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

Cash and equivalents

Held for trading

Accounts receivable

Loans and receivable

Prepaids expenses and others

Loans and receivable

Subscriptions receivable

Loans and receivable

Accounts payable and accrued liabilities

Other financial liabilities

Section 3861 – Financial Instruments – Disclosure and Presentation – This section establishes standards for presentation of financial instruments and non-financial derivates and identifies the information that should be disclosed about them. This section establishes standards for presentation of financial instruments and identifies the information which should be disclosed about them. Under the new standards, policies followed for years prior to the effective date are generally not reversed, and therefore the comparative figures have not been restated.

Section 3862 – Financial Instruments – Disclosures and Section 3863 – Financial Instruments – Presentation – These sections revised and enhance the disclosure requirements while carrying forward its presentation requirements. These new sections will place increased emphasis on disclosures about the nature and extent of risks associated with both recognized and unrecognized financial instruments, how the entity manages the risks, and the exposure to liquidity, currency and other price risks.

It is management’s opinion that the Company is not exposed to significant interest, currency, credit, and liquidity risk arising from these financial instruments. The Company has transactions dominated in US dollars but exposure to currency risk is immaterial. The Company mitigates its exposure to credit risk by maintaining its primary operating accounts with chartered bank in Canada and constantly monitoring credit standing of counterparties. The Company manages its liquidity risk through the management of its capital as described in note 14. The Company does not use financial derivatives.

Section 3865 – Hedges – This section establishes standards for the Company that chooses to designate qualifying transactions as hedges for accounting purposes. This section builds on Accounting Guideline AcG-13, “Hedging Relationships,” and Section 1650, “Foreign Currency Translation”. The Company does not use hedge accounting and has no hedging relationships.

Section 1535- Capital Disclosures – This section establishes standards for disclosing information about an entity’s capital and how it is managed. It requires the disclosure of the entity’s objectives, policies and processes for managing capital as well as summary quantitative data on the elements included in the management of capital.

Section 3031 – Inventories – This section establishes standards for measuring the inventories. The new standards require that the inventories shall be measured at the lower of cost and the net realizable value. This section provides guidelines on the determination of cost and its subsequent recognition as an expense, including any write-down to net realizable value and reversal of a previous write-down when the value of inventories is evidently increased due to the change in economic circumstances. The use of last-in, first-out method (LIFO) in measuring inventories is not recommended. This section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Company is evaluating the effect of adopting this new standard.

Section 3064 –Goodwill and Intangible Assets– The replacement of Section 3062 establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The Company is evaluating the impact of this new standard.

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.14b

FUTURE CHANGES IN ACCOUNTING POLICIES

In January 2009, the CICA published the Section 1582 “Business Combinations”, Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests” of the CICA Handbook that apply to interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.

As announced by the Canadian Accounting Standards Board (“AcSB”), the financial reporting requirements for Canadian companies will be changed to the use of International Financial Reporting Standards (“IFRS”), replacing Canada’s own GAAP. The changeover date for publicly-listed companies is 2011. The Company has begun reviewing the IFRS for 2011. At this time, the Company has not yet determined the financial reporting impact due to the change of new reporting standards.

1.15

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and equivalents, accounts receivable, subscriptions receivable, accounts payable and accrued liabilities. The fair value of these instruments approximates their carrying values except where otherwise noted. It is management’s opinion that the Company is not exposed to significant interest, currency, or credit risk arising from these financial instruments except where otherwise noted.

1.16

OTHER MD&A REQUIRMENTS

(a)

Additional Information

Additional information relating to the Company can be found on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) database at www.sedar.com.

Additional relevant disclosure, such as expensed research and development costs, general and administration expenses, material costs, whether capitalized, deferred or expensed are disclosed in the accompanying financial statements for the nine month period ended March 31, 2009 as allowed in NI 51-102, Section 5.3 (3).

(b)

Disclosure of Outstanding Share Data

The following table summarizes the Company’s outstanding share capital as at:

Security in Number	For the three month period ended March 31, 2009	The reporting date June 1, 2009
Each class and series of voting or equity securities for which there are securities outstanding: Common Shares	50,091,799	51,341,799

Each class and series of securities for which there are securities outstanding if the securities are convertible into, or exercisable or exchangeable for, voting or equity securities

Stock Options

Warrants

Convertible Debentures

	4,640,827 6,677,500 -	3,390,827 6,677,500 -
Each class and series of voting or equity securities that are issuable on the conversion, exercise or exchange of outstanding securities above Common Shares Fully diluted	11,318,327 61,410,126	10,068,327 61,410,126

ALDA 2009-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2009

1.16

OTHER MD&A REQUIRMENTS (continued)

(c)

Disclosure Controls and Procedures

The management of ALDA is responsible for establishing and maintaining disclosure controls and procedures for the Company and has designed such disclosure controls and procedures, or caused them to be designed under ALDA management’s supervision, to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to ALDA management by others within those entities particularly during the period covered by this MD&A.

ALDA management has evaluated the effectiveness of the Company’s disclosure controls and procedures for the period covered by this MD&A and based on that evaluation, the management has concluded that the disclosure controls and procedures are effective.

(d)

Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Management has considered the effectiveness of design of the Company’s internal controls and procedures over financial reporting and has noted weaknesses in internal controls over financial reporting such as a lack of segregation of duties because of limited staff members.

Management intends to initiate steps to remedy the noted shortcomings over the next fiscal year by carrying out a management assessment of the weaknesses with a view to improving areas where weaknesses exist and implementing procedures aimed at minimizing the risk of material error in its financial reporting.

1.17

SUBSEQUENT EVENTS

Subsequent to March 31, 2009, 100,000 options at an exercise price of $0.11 and 1,150,000 options at an exercise price of $0.12 were exercised by the holders for the total gross proceeds of $149,000.

ALDA 2009-03-31 Q3 MD&A

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